UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Culp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1823 Eastchester Drive

High Point, North Carolina 27265

Telephone: (336) 889-5161

NOTICE OF 2023 ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

Culp, Inc. (the “Company”) will hold its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s corporate offices, located at 1823 Eastchester Drive, High Point, North Carolina, on Wednesday, September 27, 2023, at 12:00 p.m. Eastern Time.

The purpose of the Annual Meeting is to:

(1)
Elect eight directors for a one-year term until the 2024 annual meeting;
(2)
Ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal 2024;
(3)
Approve, through a non-binding advisory vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Say-on-Pay”);
(4)
Approve, through a non-binding advisory vote, the frequency of future Say-on-Pay votes on executive compensation;
(5)
Approve the Amended and Restated Equity Incentive Plan; and
(6)
Consider any other business that properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on August 8, 2023, are entitled to receive notice of, and to vote at, the Annual Meeting.

The Proxy Statement accompanying this notice contains detailed information about the matters we are asking you to vote on. It is first being mailed to and made available to shareholders on or about August 24, 2023. We hope you will read this information carefully and vote in accordance with the Board of Directors’ recommendations. Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting and prefer to vote in person, your proxy will be returned to you upon request. You may also vote by telephone or over the internet, as described in the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

ASHLEY C. DURBIN
Senior Vice President, General Counsel, and Corporate Secretary

August 24, 2023

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting to be held on September 27, 2023: The Proxy Statement and 2023 Annual Report to Shareholders for the fiscal year ended April 30, 2023 are available free of charge at www.culp.com.

2023 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in our Proxy Statement. Because the summary does not contain all of the information you should consider, we urge you to review the complete Proxy Statement carefully before voting.

Annual meeting of shareholders

Time, place, and voting matters		Meeting agenda
Date:	September 27, 2023	•	Election of eight directors
		•	Ratification of Grant Thornton as our independent auditors for fiscal 2024
Time:	12:00 p.m. Eastern Time	•	Advisory vote to approve executive compensation
		•	Advisory vote on the frequency of future Say-on-Pay votes
Place:	Culp, Inc. 1823 Eastchester Drive High Point, North Carolina 27265	•	Approval of Amended and Restated Equity Incentive Plan
		•	Transact other business that may properly come before the meeting
Record Date:	August 8, 2023

Voting:

Shareholders of record as of the close of business on the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Number of Shares Entitled to Vote:	The number of outstanding shares entitled to vote at the meeting is 12,456,204.

How to vote

See “General Information” (beginning on page 8) for more information.

In addition to attending the annual meeting, shareholders of record can vote by any of the following methods:

By mailing your proxy card	By Telephone at 1-800-652-VOTE (8683) (within the USA, US territories, and Canada only)	By internet at www.investorvote.com/culp

If you hold your Culp shares in street name through an account with a bank, broker, or other nominee, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominees through which you hold the shares. Please follow their instructions carefully.

Voting recommendations

Proposal	Board Vote Recommendation
Election of eight directors (see page 11)	“FOR” each director nominee
Ratification of Grant Thornton as our independent auditors for fiscal 2024 (see page 51)	“FOR”
Advisory vote to approve executive compensation (see page 52)	“FOR”
Advisory vote on frequency of future Say-on-Pay votes (see page 54)	“ONE YEAR”
Approval of Amended and Restated Equity Incentive Plan (see page 55)	“FOR”

Our director nominees

See “Proposal 1 – Election of Directors” (beginning on page 11) and “Corporate Governance” (beginning on page 15) for more information.

The Board of Directors recommends that you vote “FOR” each nominee listed in the table below, which provides summary information about each nominee. A full description of each nominee’s skills and qualifications begins on page 11. Each director is elected annually.

Name	Age	Director since	Occupation	Independent
Franklin N. Saxon	71	1987	Chairman, Culp, Inc.	No
Robert G. Culp, IV	52	2020	President and Chief Executive Officer, Culp, Inc.	No
John A. Baugh	62	2021	Vice President, Investor Relations, PROG Holdings, Inc.	Yes
Perry E. Davis	64	2019	Retired Executive Vice President, President – Residential & Industrial Products, Leggett & Platt, Incorporated	Yes
Sharon A. Decker	66	2019	President, Tryon Equestrian Partners, Carolina Operations	Yes
Kimberly B. Gatling	48	2021	Partner and Chief Diversity and Inclusion Officer at Fox Rothschild, LLP	Yes
Jonathan L. Kelly	43	2021	Founder and CEO of Asymmetric Holdings Worldwide, LLC	Yes
Fred A. Jackson	73	2016	Retired Chief Executive Officer, American & Efird LLC	Yes

Our nominees’ experience, qualifications, and diversity

The goal of our Corporate Governance and Nominating Committee is to create a Board that demonstrates competence, objectivity, and the highest degree of integrity on an individual and collective basis. Our Board and the Corporate Governance and Nominating Committee believe broad and diverse skills and backgrounds among directors are critical elements of a highly functioning board. The following chart reflects the experience and qualifications of the nominees for election as directors.

Director Nominee Experience and Qualifications

Experience/Qualifications	Culp	Baugh	Davis	Decker	Gatling	Kelly	Jackson	Saxon
Financial Literacy
Strategic Planning
Industry Experience
Management Experience
International Experience
Finance/Accounting
Regulatory Compliance
Legal/Corporate Governance
Cybersecurity Experience

Our Board of Directors values the contribution of diversity in achieving Company objectives and maintaining sound governance practices as it brings together individuals with different skills and ideas, from varying backgrounds and experiences, to create balanced and thoughtful decision-making that best serves shareholder interests. The Board believes such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight.

Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional qualifications, business experience, age, gender, race, ethnicity, and cultural background. Our nominees for election to the Board of Directors consist of eight directors with varying backgrounds and characteristics that blend to form a well-rounded group of individuals with deep knowledge of our business and industry, and both seasoned and fresh perspectives.

Diversity	Mix of Ages	Independence
• 25% of director nominees are women • 25% of director nominees are racially diverse	• 2 director nominees between 40-49 • 1 director nominee between 50-59 • 3 director nominees between 60-69 • 2 director nominee 70+ Average Age: 60	• 6 of 8 independent director nominees

Governance Highlights

Our board of directors and management firmly embraces good and accountable corporate governance. We believe an attentive board, held to the highest standards of corporate governance, is a tangible advantage for our shareholders and for our businesses. Our board makes substantial efforts to meet such standards.

Annually elected directors; no classified board
Varying lengths of board tenure balance experience with fresh insights
Lead independent director
Six out of eight director nominees independent
100% independent audit, compensation, and governance and nominating committees
Regular executive sessions of non-management directors
Comprehensive self-evaluations annually for the Board and each committee
One class of shares with each share entitled to one vote
No poison pill in place
Meaningful stock ownership guidelines in place for directors and executive officers
Policy against hedging or pledging shares

Auditors

See “Audit Committee Report” (beginning on page 49) and “Proposal 2 – Ratification of Independent Auditor” (page 51).

We ask our shareholders to ratify the selection of Grant Thornton, LLP as our independent auditors for the fiscal 2024 year. The information below summarizes Grant Thornton’s fees for services provided for fiscal years 2023 and 2022.

	Fiscal 2023	Fiscal 2022
Audit Fees	$590,000	$555,806
Audit-Related Fees (1)	$—	$21,410
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$590,000	$577,216

(1)
Audit-Related fees for fiscal 2022 primarily consists of fees for assistance with IT control matters related to testing system access.

Executive Compensation Highlights

For more information, see “Executive Compensation” (beginning on page 21) and “Proposal 3 – Advisory vote on executive compensation” (page 52).

Our Board of Director recommends that you vote “FOR” our advisory proposal on executive compensation. This non-binding vote gives our shareholders the opportunity to approve the compensation paid to the individuals identified as named executive officers in this Proxy Statement.

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To accomplish this purpose, our fiscal 2023 program focused on the following:

Embracing a pay-for-results philosophy, with total pay aligned with Company performance
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully Fairly compensating management for their services

Aligning long-term interests of senior management with those of shareholders by providing at least half of long-term incentive award opportunities in the form of performance-based restricted stock units tied to cumulative adjusted operating income goals over a multi-year period, with any earned awards paid in stock and subject to adjustment based on the Company's three year total shareholder return relative to industry peers

Setting very challenging performance goals for both long-term incentive program awards and short-term annual incentives
Not making any changes to performance goals for outstanding short-term or long-term incentive awards, despite significant industry and macroeconomic headwinds
Maintaining a focus on cash generation, balance sheet management, and shareholder return

Freezing base salaries of executive officers well below the 50th percentile market level compared to the Company’s fiscal 2023 peer group, with the planned phase-in adjustment to compensation targets at the 50th percentile paused in response to ongoing macroeconomic headwinds affecting the Company’s business

Carefully managing equity incentive plan share usage, with grant date long-term incentive award values for fiscal 2023 set well below the target award levels that would have been produced using our historical methodology, which methodology was adjusted for fiscal 2023 due to the decline in Company stock price and to help manage equity share plan usage

Maintaining a planned and disciplined approach to managing our business and capital utilization
Supporting prudent/calculated risk taking
Providing only very limited perquisites
Being more team oriented than individual-accountability oriented
Maintaining a balanced perspective between short-term and long-term incentives and goals

Summary of Executive Compensation Practices for Fiscal 2023 Executive Compensation Program

What We Do		What We Don’t Do

Pay-for-performance – Total pay is directly aligned with Company performance through the use of performance-based incentives, with below target performance resulting in little or no payout and superior performance leading to above-target payouts.

	x	Do not provide excessive perquisites

Challenging performance targets – Fiscal 2023 annual incentive award opportunities were tied to measures of free cash flow and operating income, key short-term financial metrics that were critical to the Company’s strategic priorities during a period of continued uncertainty and headwinds relating to macroeconomic and industry conditions.

	x	Do not have single-trigger vesting of equity-based awards upon a change in control

Align pay with longer-term Company performance success and enhance retention – Fiscal 2023 LTIP target award opportunities included an equally weighted blend of performance-based and time-based restricted stock unit awards (except the CEO’s target value mix was 75% performance-based and 25% time-based) to align pay with longer-term Company performance success, while also enhancing the Company’s ability to retain key employees and aligning the long-term interests of management with those of shareholders.

	x	Do not provide employment agreements

Executive stock ownership guidelines – We align the interests of our executive officers with the interests of our shareholders. We require our executive officers to own and retain meaningful amounts of Culp stock.

	x	Do not gross up excise taxes upon a change of control

Mitigate undue risk – We have a clawback policy on performance-based compensation and caps on potential incentive payments.	x	Do not pay dividends on unearned performance shares or units

Policy against hedging and pledging of Culp stock by executive officers and directors.

Provide double-trigger severance and change-in-control arrangements.

Include only independent directors on the Compensation Committee.

The Compensation Committee engages and relies on an independent compensation consultant to evaluate our executive compensation programs. The consultant reports directly to the Compensation Committee and provides no other services to the Company.

Summary of Company Performance Highlights and Effects on Compensation

The Company faced an extremely difficult business environment during fiscal 2023, with changing consumer spending patterns and ongoing inflationary pressures affecting consumer discretionary spending, both of which led to soft demand in the domestic mattress and residential home furnishings industries. This demand pressure, combined with high inventory levels at manufacturers and retailers throughout most of the year, materially affected the performance of our business, resulting in a significant decline in sales and profitability for the Company overall and for each of our mattress fabrics and upholstery fabrics operating segments. However, despite these challenges, the upholstery fabrics segment and the Company performed well with respect to cash generation for the year, driven by lower capital expenditures and favorable working capital management, namely a coordinated effort to reduce inventory levels to meet incoming demand trends and extending accounts payable terms where possible. This resulted in overall cash flow from operations of $7.8 million and free cash flow of $6.9 million for fiscal 2023, an improvement of $25.2 million and $31.1 million, respectively, compared to the prior fiscal year. (Free cash flow is a non-GAAP measure. See Appendix A for a reconciliation of free cash flow to the most directly comparable GAAP measure). In addition to the significant improvement in free cash flow for fiscal 2023, as compared to the prior fiscal year, the management team also completed a number of strategic objectives during fiscal 2023, including entering into a new asset-based revolving credit facility that enhances the Company's liquidity position; implementing a comprehensive business transformation plan in the mattress fabrics segment near the end of fiscal 2023; and restructuring and rationalizing the upholstery fabrics cut and sew platforms in China and Haiti, as well as the mattress fabrics cut and sew platform in the United States.

The Company’s fiscal 2023 annual incentive program placed primary emphasis on cash flow measures to focus participants on cash generation and balance sheet management during a time of significant uncertainty and market volatility due to ongoing industry and macroeconomic challenges. For the mattress fabrics and upholstery fabrics reporting segments, 80% of target award opportunities under the program were tied to adjusted free cash flow and 20% were tied to adjusted operating income. For the executive shared services (corporate) reporting unit, 100% of target award opportunities under the program was tied to adjusted free cash flow, with any earned award subject to a downward adjustment of up to 20% in the event of a consolidated operating loss for the year. The target goals for adjusted free cash flow for each reporting unit were set well above the prior year’s actual adjusted free cash flow levels, requiring significant year-over-year improvement for each reporting unit to achieve target payout. The target goals for operating income for both the mattress fabrics segment and the upholstery fabrics segment were also set well above the prior-year's actual performance. As such, the performance hurdles for each reporting unit, based on their respective measures, were considered to be very challenging in light of current and expected business conditions.

As a result of the strong levels of cash generation from the upholstery fabrics segment and the Company overall, executive officers in our upholstery fabrics reporting unit earned bonus payments at above-target levels under our fiscal 2023 annual incentive program, and executive officers in our executive shared services reporting unit earned bonus payments at a level between threshold and target under the fiscal 2023 annual incentive program. In each case, these bonus payments were earned based on the attainment of challenging performance-based targets that required significant year-over-year improvement in free cash flow. However, as explained below, the bonus payments for both the executive shared services reporting unit and the upholstery fabrics reporting unit were reduced by a 20% negative moderator based on the Company’s consolidated operating loss for the year. As a result of below-threshold performance results for the applicable measures of adjusted free cash flow and operating income, no annual incentive compensation awards under our fiscal 2023 annual incentive plan were earned for executive officers in our mattress fabrics reporting unit. Additionally, while the upholstery fabrics segment remained profitable during fiscal 2023, operating income for this reporting unit was below threshold, resulting in no payment for this segment based on this component.

Notably, in evaluating these results, the Compensation Committee did not alter or adjust the performance targets originally set under the fiscal 2023 annual incentive plan to favorably benefit any participants, despite greater-than-expected macro headwinds faced by the Company during the year. The Compensation Committee did use its discretion in applying a negative 20% moderator to the annual incentive bonus award payable to the upholstery fabrics reporting unit, thereby reducing the amount of the bonus that would have otherwise been payable to participants, including one executive officer in the upholstery fabrics reporting unit. The provision to reduce any earned award by up to 20% in the event of a consolidated operating loss had already been incorporated into the annual incentive program design for the executive shared services reporting unit. The Compensation Committee based its decision to reduce these payouts on its overarching philosophy of aligning compensation with the Company’s performance.

The Committee determined that fiscal 2023 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. This determination was based on the Committee’s primary focus on cash generation and balance sheet management during fiscal 2023 and the significant year-over-year improvement in adjusted free cash flow for both the upholstery fabrics reporting unit and the executive shared services reporting unit, and also taking into account that:

•
no executive officers received salary increases during fiscal 2023;

•
executive officer base salaries in fiscal 2023 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group;
•
no executive officers received any bonus payment under the fiscal 2022 annual incentive program;
•
adjusted free cash flow and operating income targets for each reporting unit for the fiscal 2023 annual incentive program were set at levels considered to be very challenging, requiring significant year-over-year improvement for each reporting unit to achieve a target payout;
•
only one executive officer earned any performance-based shares under the fiscal 2019 and fiscal 2020 LTIP programs;
•
no executive officers are expected to earn any performance-based shares under the fiscal 2022 or fiscal 2023 LTIP programs;
•
grant date values for the fiscal 2023 equity incentive grants were well below target award opportunities to help manage equity plan share usage; and
•
the Company’s chief executive officer is not receiving a salary increase in fiscal 2024.

Amended and Restated Equity Incentive Plan

In furtherance of our pay for performance philosophy, we ask that our shareholders approve the Company’s proposed Amended and Restated Equity Incentive Plan. See “Proposal 5 – Approval of Amended and Restated Equity Incentive Plan” (page 55). The Amended Plan will authorize 960,000 additional shares of common stock for use, which will allow us to continue to provide equity-based awards to reinforce key strategic objectives, enhance retention and remain competitive in a tight labor market. As described in more detail below, the Amended Plan includes a number of provisions that we believe closely align our equity compensation arrangements with the interests of our shareholders, including the following features:

•
No discounted awards. The exercise price of options or stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant.
•
No evergreen provision. There is no evergreen feature under which the shares authorized for issuance under the Amended Plan can be automatically replenished.
•
No repricing or replacement without shareholder approval. The Amended Plan does not permit repricing of options or share appreciation rights or the exchange of underwater options or share appreciation rights for cash or other awards with an exercise price that is less than the exercise price of the original awards without shareholder approval, except in connection with certain corporate transactions involving the Company or a change in control.
•
No liberal share recycling. Shares delivered to or withheld by the Company to pay the exercise price or withholding taxes in connection with an award, and shares granted but not issued in connection with the net settlement of stock appreciation rights, may not again be available for issuance as future awards under the Amended Plan.
•
Minimum one year vesting. Awards are subject to a minimum vesting period of one year, subject to limited exceptions.
•
No payment of dividends on unvested awards. The Amended Plan prohibits the payment of dividends on unvested awards. Dividends payable on restricted stock are required to be reinvested in additional restricted stock subject to the same restrictions.
•
No automatic acceleration upon a change of control. Vesting of awards under the Amended Plan does not automatically accelerate upon a change of control of the Company. The Amended Plan grants the Committee discretion to determine whether awards will be accelerated in a change of control context.
•
Board compensation limits. The Amended Plan creates a limit on the annual compensation (total of cash and equity) the Company can pay its non-employee Board members.
•
Material amendments require shareholder approval. Material amendments to the Amended Plan require shareholder approval.
•
Awards Subject to Clawback. All awards and award-equivalent value of any awards that have become vested, exercised, released to or otherwise monetized by the participant are subject to the terms of any existing or future Company policy regarding repayment, recoupment or clawback of compensation.
•
Administered by an independent Compensation Committee. The Amended Plan is administered by our Compensation Committee, which is made up entirely of independent directors.

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Culp, Inc. (the “Company”) by the Company’s Board of Directors in connection with the solicitation of proxies for use at the 2023 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) or any adjournment thereof. The Company will hold the 2023 Annual Meeting on Wednesday, September 27, 2023, at 12:00 p.m. local time at the Company’s corporate offices, 1823 Eastchester Drive, High Point, North Carolina. The purpose of the Annual Meeting is to take action on the items described in this Proxy Statement, and on any other business that properly comes before the meeting.

This Proxy Statement, accompanying form of proxy, and the Company’s 2023 Annual Report to Shareholders for the fiscal year ended April 30, 2023 (the “Annual Report”) are first being mailed to shareholders on or about August 24, 2023. The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission.

Whether or not you expect to attend the Annual Meeting, please complete, date, and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Most shareholders have the choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the internet, or using a toll-free telephone number. You should refer to the proxy card or the information forwarded by your bank, broker, or other holder of record, if applicable, to see which voting options are available to you. The internet and telephone voting facilities for eligible shareholders of record will remain available for voting up until commencement of the Annual Meeting at 12:00 p.m. Eastern Time on September 27, 2023. Specific instructions to be followed by any shareholder of record interested in voting via the internet or telephone are shown on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

A shareholder of record or registered shareholder is a shareholder whose ownership of common stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold common stock through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, or similar organization. The Company only has access to ownership records for the registered shares.

If you hold your shares in street name, your ability to vote by internet or telephone depends on the voting process of the bank, broker, or other nominee through which you hold the shares. Please follow their directions carefully. If you want to vote at the meeting, you must obtain a legal proxy appointment from your bank, broker, or other nominee and present that legal proxy appointment, together with proof of your identity, to Company officials as you attend the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of our directors (Proposal 1 of this Proxy Statement), in the advisory vote on the compensation of our named executive officers (a Say-on-Pay vote) (Proposal 3 of this Proxy Statement), in the advisory vote on the frequency of future Say-on-Pay votes on our executive compensation (Proposal 4 of this Proxy Statement), and in the approval of the Amended and Restated Equity Incentive Plan (Proposal 5 of this Proxy Statement). As a result of current regulations, your bank or broker is not allowed to vote your uninstructed shares on a discretionary basis on matters related to the election of directors or executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the Say-on-Pay advisory vote, the advisory vote on the frequency of future Say-on-Pay votes, and the approval of the Amended and Restated Equity Incentive Plan, no votes will be cast on your behalf with respect to the proposals for which you did not provide voting instructions. Your bank or broker will still have voting discretion on your uninstructed shares with respect to ratification of our independent auditors (Proposal 2 of this Proxy Statement) or routine matters that may properly come before the meeting.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

•
duly executing a proxy bearing a later date;
•
executing a notice of revocation in a written instrument filed with the secretary of the Company; or
•
appearing at the meeting and notifying the secretary of the intention to vote in person.

Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted FOR the election of the Board’s eight director nominees named in this Proxy Statement, FOR ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year, FOR the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers, for the proposal setting the frequency of future Say-on-Pay advisory votes to every ONE YEAR, and FOR approval of the Amended and Restated Equity Incentive Plan. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof. If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. A shareholder abstaining from the vote on a proposal and any votes not made or not permitted to be made by banks or brokers (broker non-votes) will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question.

With regard to the election of directors, shareholders may cast votes in favor of a nominee or withhold votes from a nominee, and directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors. Cumulative voting is not permitted. With regard to ratification of Grant Thornton LLP as the Company’s independent auditors, approval of the Say-on-Pay shareholder resolution approving the Company’s compensation of our named executive officers, and approval of the Amended and Restated Equity Incentive Plan, shareholders may vote for or against each proposal or abstain from voting, and each proposal will be approved if more votes are cast in favor of such proposal than are cast against it. With regard to the advisory vote on the frequency of future Say-on-Pay votes on executive compensation, shareholders may vote for a Say-on-Pay vote to be held every one, two, or three years or abstain from voting, and the frequency alternative receiving the greatest number of votes case will be the frequency recommended by the shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on any of these proposals.

Although the advisory votes on the Company’s executive compensation and frequency of future Say-on-Pay votes are non-binding, the Board will consider the outcome when considering future executive compensation decisions and concerning the frequency of future Say-on-Pay votes, respectively.

The Company will bear the entire cost of preparing this Proxy Statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. However, Company employees will not be specifically compensated for these services. MacKenzie Partners, Inc. (“MacKenzie”) may assist us in the solicitation of proxies and provide us with advice and support related to solicitation. If we engage MacKenzie for these services, we do not expect the total cost to us for their services to exceed $15,000. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company’s stock and will, upon request, reimburse their out-of-pocket costs.

BENEFICIAL OWNERS OF 5% OR MORE OF OUR COMMON STOCK

The following table lists the beneficial ownership of the Company’s common stock with respect to each individual or entity known by the Company to be the beneficial owner of more than five percent of such common stock as of August 8, 2023. This information is based solely on SEC filings made by the individuals or entities by that date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (1)
Common stock, par value $.05 per share	22NW Fund, LP 1455 NW Leary Way Suite 400 Seattle, WA 98107	1,212,380 (2)	9.7%

	Mill Road Capital III, L.P. 382 Greenwich Avenue Suite One Greenwich, CT 06830	695,469 (3)	5.6%

	Renaissance Technologies LLC 800 Third Avenue 100 New York, NY 10022	680,917 (4)	5.5%

	Dimensional Fund Advisors, LP 6300 Bee Cave Road Building One Austin, TX 78746	621,282 (5)	5.0%

(1)
Applicable percentage ownership is based on 12,456,204 shares of our common stock outstanding as of August 8, 2023.
(2)
Based on information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2023, 22NW Fund, LP, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Aron R. English have the power to vote and dispositive power over 1,212,380 shares. Shares reported are directly owned by 22NW Fund, LP. 22NW LP serves as the investment manager of 22NW Fund, LP; 22NW GP, Inc. serves as the general partner of 22NW, LP. Aron R. English is the Portfolio Manager of 22 NW, LP, Manager of 22 NW Fund GP, LLC, and President and sole shareholder of 22NW GP, Inc. By virtue of these relationships, 22NW LP, 22NW Fund GP, LLC, 22NW GP, Inc., and Mr. English may be deemed to beneficially own the shares held by 22NW Fund, LP. Mr. English also directly owns an additional 1,450 shares.
(3)
Based upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on December 13, 2022, Mill Road Capital III, L.P., Mill Road Capital III GP, LLC, and Thomas E. Lynch have the power to vote and dispositive power over 695,469 shares. Shares reported are held by Mill Road Capital III, L.P. Thomas E. Lynch is a management committee director of Mill Road Capital III GP, LLC, the general partner of Mill Road Capital III, L.P.
(4)
Based upon information obtained from a Schedule 13F-HR filed with the Securities and Exchange Commission on August 11, 2023, Renaissance Technologies LLC has the power to vote 680,917 shares and dispositive power over 680,917 shares. Shares reported are directly owned by Renaissance Technologies LLC. Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2013, Renaissance Technologies Holdings Corporation is the majority owner of Renaissance Technologies LLC and is deemed to beneficially own the shares held by Renaissance Technologies LLC.
(5)
Based upon information obtained from a Schedule 13F-HR filed with the Securities and Exchange Commission on August 9, 2023, Dimensional Fund Advisors L.P. has the power to vote 607,191 shares and dispositive power over 621,282 shares. and Based upon other information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2023, Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the table above are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

PROPOSAL 1: ELECTION OF DIRECTORS

The number of directors constituting the Board has been fixed at eight in accordance with the Company’s bylaws. Under the Company’s bylaws, directors are elected at each annual meeting and hold office for a one-year term or until their respective successors are elected and have qualified. The terms of all eight of our current directors expire at the 2023 Annual Meeting, and thus eight directors will be elected for a one-year term at the 2023 Annual Meeting. All of our director nominees are current directors. Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board of Directors, if elected.

In the absence of specifications to the contrary, proxies will be voted for the election of each of the eight nominees listed in the table below, and an equal number of votes will be cast for each nominee. In no case will proxies be voted for more than eight nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

Directors and Nominees:

FRANKLIN N. SAXON, age 71, was employed by the Company from 1983 to 2022, serving in various capacities, including chief financial officer from 1985 to 1998. In 1998, Mr. Saxon was elected president, Culp Velvets/Prints division. From 2001 through 2004, Mr. Saxon served as executive vice president, chief financial officer, and president, Culp Velvets/Prints division. The Board elected Mr. Saxon president and chief operating officer of the Company in 2004. He was named chief executive officer in 2007 and was elected as vice chairman of the Board in 2018. In April 2019, the Board elected Mr. Saxon as chairman of the Board, and effective January 1, 2020, he was named as executive chairman of the Company. In September 2022, Mr. Saxon’s role with the Company changed to non-executive chairman of the Board, as his duties changed such that he became less involved in the Company’s day-to-day management and was no longer an employee or executive officer of the Company. Following this change, Mr. Saxon has continued to provide advice, strategic planning, and consulting services to the Company, in addition to serving as Chairman of the Board.

Mr. Saxon brings extensive business, managerial, and leadership experience to the Board. With over 40 years of experience with the Company, Mr. Saxon provides the Board with a vital understanding and appreciation of the Company’s business. His strong leadership skills have been demonstrated through his services as chief executive officer from 2007 through 2019 and his service as a director since 1987, including as chairman beginning in 2019. Mr. Saxon also has extensive financial management expertise, having worked in public accounting before joining the Company, and serving as the Company’s chief financial officer for many years.

ROBERT G. CULP, IV, age 52, has been employed by the Company since 1998 and has served in various capacities, including president of the Culp Home Fashions Division from 2004 to 2019. The Board elected Mr. Culp as chief operating officer of the Company in October 2018 and as president of the Company in March 2019. He was elected by the Board as president and chief executive officer of the Company effective January 1, 2020.

Mr. Culp has very strong knowledge about the Company and its business, having been employed with the Company for more than 24 years. He developed management and executive skills in a number of leadership roles in the Company before his role as president and CEO, as well as significant knowledge of the bedding and furniture industries.

JOHN A. BAUGH, CFA, age 62, is the Vice President of Investor Relations for PROG Holdings, Inc., a publicly traded fintech holding company that provides transparent and competitive payment options to consumers. Prior to joining PROG Holdings in September 2020, Mr. Baugh was a sell-side analyst with Stifel Financial, serving as Managing Director, Senior Equity Research from 2005 to 2020. He also served as a sell-side analyst for Legg Mason Securities from 2004 to 2005 and Wheat First Union/Wachovia Securities from 1983 to 2004. During his 37 years as an analyst on Wall Street, Mr. Baugh covered industry spaces including home furnishings, retail, building products, and lease-to-own, including coverage of the Company and many of its largest customers during much of this time.

Mr. Baugh brings to the Company a deep understanding of capital markets and institutional investing, as well as substantial knowledge about the furniture and bedding industries, both domestic and international. He has a strong knowledge about the Company and its business, as well as the business of several of the Company’s largest customers, based on his long tenure as a sell-side analyst covering the home furnishings industry.

PERRY E. DAVIS, age 64, is the retired executive vice president and president of the Residential and Industrial Product segments for Leggett & Platt, Incorporated, a diversified manufacturer that designs and produces engineered products found in most homes and automobiles. Mr. Davis joined Leggett & Platt, Incorporated in 1981 and served in various capacities within the Bedding

Group, including president of U.S. Spring from 2004 to 2005, president of the Bedding Group from 2006 to 2012, president of the Residential Products segment from 2012 until his retirement in February 2020, and president of the Industrial Products segment from 2017 until his retirement in February 2020.

Mr. Davis brings to the Company deep knowledge and extensive experience in the bedding and furniture industries, both domestic and international, and has substantial executive leadership and management experience gained through his long tenure with Leggett & Platt, Incorporated.

SHARON A. DECKER, age 66 is president of Tryon Equestrian Partners, Carolina Operations, an investment group responsible for the development and operation of a premiere sports complex and resort in western North Carolina. Prior to holding this position, she served as chief operating officer of Tryon Equestrian Partners, Carolina Operations, from September 2015 to April 2020. Prior to that, she served as president of NURAY Media, a media preservation company, from January 2015 until August 2015, and served as Secretary of Commerce for the State of North Carolina from January 2013 until December 2014. Ms. Decker served as chief executive officer of The Tapestry Group, a non-profit organization, from September 2004 to January 2013, and has served as the chief executive officer of North Washington Street Properties, a community redevelopment company, since October 2004. Ms. Decker served as president of The Tanner Companies, a direct marketer of women’s apparel, from August 2002 to September 2004, and president of Doncaster, a division of The Tanner Companies, from August 1999 to July 2002. Ms. Decker also served as president and chief executive officer of the Lynnwood Foundation, which created and managed a conference facility and leadership institute, from 1997 until 1999. From 1980 until 1997, she served Duke Energy Corporation, an electric power holding company, in various capacities, including as corporate vice president and in various strategic areas from marketing and community relations to customer service. Ms. Decker currently serves on the board of directors of Coca-Cola Consolidated, Inc., a nonalcoholic beverage maker and distributor; on the Board of Trustees of the University of North Carolina at Charlotte; and on the board of directors of CTE, the largest provider of construction, industrial, and other related equipment in the Southeast. She previously served as a director of SCANA Corporation, a diversified utility company, from 2006 to 2013 and from 2015 to 2018, and on the board of directors of Family Dollar Stores, Inc., a discount retailer, from 1999 to 2015.

Ms. Decker brings to the Company extensive business, leadership, and financial management experience from the numerous positions she has held across a broad range of fields, including large public companies and non-profit organizations. Her diverse executive, marketing, and economic development experience, as well as her extensive experience serving on multiple corporate boards, provides a valuable perspective on operational and governance matters.

KIMBERLY B. GATLING, age 48, is a partner and the Chief Diversity and Inclusion Officer at the law firm of Fox Rothschild LLP (formerly Smith Moore Leatherwood LLP). She has been a partner at the firm since 2008 and has served as the Chief Diversity and Inclusion Officer for all of the firm’s 27 offices since 2020. Ms. Gatling is a United States Registered Patent Attorney and a North Carolina State Certified Trademark Specialist. Her legal practice is focused on intellectual property and information technology, including protection and enforcement of patents, trademarks, and copyrights; counseling clients on data protection and privacy, computer and internet related issues, and regulatory matters pertaining to product packaging, labeling, and advertising; and drafting and negotiating intellectual property license agreements, sponsored research agreements, joint development agreements, and software development and license agreements. Over the course of her legal career, she has counseled a variety of clients in the textile industry, and in her role as Chief Diversity and Inclusion Officer, she serves as part of the firm’s leadership team and develops strategies that increase and promote a diverse workforce and inclusive environment at all levels of the firm. Throughout Ms. Gatling’s professional career, she has also invested in her community through service and leadership with various entities. Ms. Gatling is the Chair of the Board of Directors for the Cone Health Foundation, having served on the Board of Directors since 2015 (currently serving as Vice-Chair). She also serves as a Director for Truliant Federal Credit Union, wherein she serves on the Governance Committee, and as a Trustee for North Carolina A&T State University, wherein she serves on the Governance Committee and the Advancement and External Affairs Committee. In prior roles, Ms. Gatling served on the Board of Directors of the United Way of Greater Greensboro from 2008 – 2021, including as Chair from 2019 – 2021. In this role, Ms. Gatling oversaw the development of a comprehensive strategic plan and led a national search for a new CEO. She additionally served in various other leadership roles during her tenure, including as a member of the Governance Committee, Finance Committee, and Community Impact Committee. Ms. Gatling also previously served on the Board of Directors for Habitat for Humanity, in which she chaired the Audit Committee, and the Gateway Research center, in which she served as Vice Chair and chaired the Governance Committee.

Ms. Gatling’s legal and business experiences bring to the Company a robust skillset including extensive corporate governance and legal knowledge, regulatory compliance experience, board leadership and collaboration, strategic planning and management, data protection, technological innovation, product development, intellectual property protection and enforcement strategy, and marketing and advertising expertise. She has also developed experience in the textile industry through her legal work with various industry clients over the course of her career.

FRED A. JACKSON, age 73, is the retired chief executive officer of American & Efird LLC, a global manufacturer of sewing, thread, embroidery thread, and technical textiles. He served American & Efird for 38 years in various positions before his retirement from the CEO position in September 2015, and his retirement as non-executive chairman for the Advisory Board of American & Efird Global, L.P. in May 2018.

Mr. Jackson brings to the Company extensive experience and knowledge in textiles and related industries, both domestic and international, and has significant financial management and executive leadership experience gained through his long tenure with American & Efird LLC, including its international subsidiaries and joint ventures, and leadership positions in textile industry trade associations.

JONATHAN L. KELLY, age 43, is the founder and chief executive officer of Asymmetric Holdings Worldwide, LLC, a Greensboro, North Carolina-based investment holding company focused on investment strategy and capital allocation. Mr. Kelly has spent over two decades working with closely held multinational firms and their family offices on principal investment, M&A, and capital allocation strategies, including previously with Orient Global, Koch Industries, Abu Dhabi National Energy Company, HBK Investments, and the Heinz family. Over the course of his career, he has designed capital allocation strategies for family enterprises on three continents (Asia, Europe, and North America). He currently serves on the board of directors of Triad Business Bank, Viet Thai International JSC, an ASEAN-based consumer conglomerate, and Quintet, a U.S.-based operator of limited service restaurants. He has also previously served on the board of directors of Grupo SALA, a pan Latin American specialty waste portfolio company of ACON Investments. Mr. Kelly is a member of the Young Presidents’ Organization (YPO) and the National Association of Corporate Directors (NACD), where he is both NACD Directorship Certified® and a NACD Board Leadership Fellow.

Mr. Kelly brings to the Company deep knowledge and experience in investment and capital allocation strategy, financial management, strategic planning, and global M&A and turnaround opportunities within the context of capital allocation strategy across market cycles. Through his private company governance roles in Asia and South America, he also brings an understanding of the complex legal, regulatory, and finance issues facing international businesses.

Non-Director Executive Officers:

KENNETH R. BOWLING, age 61, joined the Company in 1997 as controller for the Culp Velvets/Prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, he was promoted to vice president, finance and treasurer. Mr. Bowling became the Company’s chief financial officer in 2007 and corporate secretary in 2008, and he was named senior vice president in 2016. In 2019, Mr. Bowling was named executive vice president.

THOMAS M. BRUNO, age 42, joined the Company in September of 2022 as executive vice president of the Culp Home Fashions division, and he was named by the Board as president of the Culp Home Fashions division in January of 2023. Mr. Bruno previously served as vice president of business development, alternative channels at Tempur Sealy International from 2018 to 2022. Prior to that, he was one of the founding members of Comfort Revolution, a sleep accessories company, where he served in various leadership roles from its inception in 2009 until its full acquisition by Tempur Sealy in 2018. Following this acquisition, Mr. Bruno was tasked with integrating Comfort Revolution into Tempur Sealy as Comfort Revolution’s senior vice president & managing director. During his tenure, Comfort Revolution sales grew 300% and the company was a profitable operation supporting some of Tempur Sealy’s most extensive alternative channel initiatives. Prior to Comfort Revolution, Mr. Bruno began his career in New Jersey with a top public accounting firm.

BOYD B. CHUMBLEY, age 66, has been employed by the Company since 1984 and has served in various capacities. Mr. Chumbley was named senior vice president – operations in 2007, and he was promoted to executive vice president of the Culp Upholstery Fabrics division in July of 2014. The Board elected Mr. Chumbley as president of the Culp Upholstery Fabrics division in 2016.

ASHLEY C. DURBIN, age 43, joined the Company in 2019 as vice president, general counsel and corporate secretary, and she was named senior vice president in 2023. Previously, Ms. Durbin was a partner at the law firm of Robinson, Bradshaw & Hinson, P.A. in Charlotte North Carolina, a firm with which she was associated since 2008.

TERESA A. HUFFMAN, age 62, has been employed by the Company since 1986 and has served in various capacities. Ms. Huffman was named as vice president, human resources for the Company in February 2008, and was promoted to senior vice president, human resources in 2019. In July of 2021, she became an executive officer of the Company, and in July of 2022, she was named senior vice president, chief human resources officer.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 8, 2023, for the nominees for election to the Board of Directors, the directors and named executive officers of the Company, and all executive officers, directors, and nominees of the Company as a group, a total of 13 persons:

Name	Position with Company (1)	Year Became Director	Year Term Expires	Shares and Percent of Common Stock Beneficially Owned As of August 8, 2023 (2)	Notes
Directors, Nominees, and Named Executive Officers

Franklin N. Saxon	Director, Chairman	1987	2023	113,475*	(3)

Robert G. Culp, IV	President and Chief Executive Officer, Director	2020	2023	318,801 2.6%	(4)

John A. Baugh	Director	2021	2023	32,239*

Perry E. Davis	Director	2019	2023	29,977*

Sharon A. Decker	Director	2019	2023	25,544*

Kimberly B. Gatling	Director	2021	2023	21,332*

Fred A. Jackson	Director	2016	2023	65,307*

Jonathan L. Kelly	Director	2021	2023	64,022*	(5)

Kenneth R. Bowling	Executive Vice President, Chief Financial Officer and Treasurer			46,409*	(6)

Boyd B. Chumbley	President, Culp Upholstery Fabrics Division			69,317*	(7)

All executive officers, current directors and nominees as a group (13 persons)				816,561 6.6%

* Less than one percent.

(1)
As of August 8, 2023.
(2)
Percentage ownership is based on 12,456,204 shares of our common stock outstanding as of August 8, 2023.
(3)
Includes approximately 275 shares owned by Mr. Saxon through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 3,000 shares owned by Lori Saxon, Mr. Saxon’s spouse, in her own name. Mr. Saxon disclaims beneficial ownership of the shares owned by his spouse.
(4)
Includes approximately 33,646 shares owned by Mr. Culp through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator). Also includes 1,740 shares held in trust for Mr. Culp’s daughter and 1,740 shares held in trust for Mr. Culp’s son, where Mr. Culp is the sole trustee for these trusts, and has sole voting, dispositive, and investment power with respect to these shares.
(5)
Includes 1,110 shares owned by Mr. Kelly through a Roth IRA and 42,226 shares owned by Mr. Kelly through a SEP-IRA.
(6)
Includes approximately 18,170 shares owned by Mr. Bowling through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator).
(7)
Includes approximately 7,806 shares owned by Mr. Chumbley through the Company’s 401(k) plan (estimated number of shares based on calculation from information reported by 401(k) plan administrator).

The Board of Directors recommends a vote “FOR” the eight nominees listed above as directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company’s website at www.culp.com in the “Investor Relations/Governance” section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are also included in the “Investor Relations/Governance” section of the Company’s website and are available in print to any shareholder upon request.

Director Independence

The Board believes that independent directors should comprise a majority of the Board, and the Company’s Corporate Governance Guidelines (as well as New York Stock Exchange rules) require that a majority of the Company’s Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director. These determinations are made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the New York Stock Exchange. In addition, the Board has adopted the following categorical standards, which are included in the Company’s Corporate Governance Guidelines, to assist in the determination of director independence. These categorical standards conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards:

(i)
Disqualifying Relationships – A director will not be considered independent if any of the following has occurred within the preceding three years:
•
the director was employed by the Company
•
any of the director’s immediate family members was employed by the Company as an executive officer
•
the director or any of the director’s immediate family members received more than $25,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company)
•
the director was affiliated with or employed by the Company’s independent auditor
•
an immediate family member of a director (1) was affiliated with or employed by the Company’s independent auditor as a partner, principal, manager, or in any other professional capacity, or (2) is currently an employee of the company’s independent auditor and personally works on the Company’s audit
•
an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director’s immediate family member as an executive officer
•
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceed the greater of $1 million, or two percent, of such other company’s consolidated gross revenues
(ii)
Commercial Relationships – The following commercial relationships will not be considered to be material relationships that would impair a director’s status as being independent:
•
the director is an executive officer or employee or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier
•
the director’s immediate family member is an executive officer or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier
•
the director or the director’s immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

(iii)
Charitable Relationships – The following charitable relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a member of a director’s immediate family, serves as an executive officer of a charitable or other not-for-profit organization, and the Company’s charitable contributions to the organization, in the aggregate, are less than two percent of that organization’s total revenues during its most recent fiscal year.
(iv)
Stock Ownership – Ownership of a significant amount of the Company’s stock does not necessarily preclude a determination of independence.

Applying the independence standards described above, the Board has determined that the following current directors and/or nominees are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s categorical standards of independence: John Baugh, Perry Davis, Sharon Decker, Kimberly Gatling, Fred Jackson, and Jonathan Kelly. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors. In considering the independence of Mr. Davis, the Board took into consideration his role as a recently retired executive officer of a customer of the Company and the Company’s annual sales to such customer, and determined this relationship did not impair Mr. Davis’ status as being independent. In considering the independence of Ms. Gatling, the Board took into consideration her role as a partner at a law firm that Company has previously used for legal services, including the annual fees previously paid to such law firm and the fact that the relationship with such law firm has been discontinued, and no fees have been paid, since August 2020, and determined that this relationship did not impair Ms. Gatling’s status as being independent.

Board Leadership Structure and Lead Director; Executive Sessions of Non-Management Directors and Independent Directors

The roles of Board Chair and Chief Executive Officer are filled separately by two individuals, one of whom was an executive officer for all of fiscal 2023 (the Chief Executive Officer), and one of whom was an executive officer for part of fiscal 2023 (Mr. Saxon, as Board Chair, was no longer an executive officer after September 1, 2022). The Board believes, and our Corporate Governance Guidelines provide, that the Board should have flexibility to decide whether it is best for the Company at a given point in time for the roles of the Chief Executive Officer and Chair of the Board to be separate or combined and, if separate, whether the Chair should be selected from the independent directors or be an employee. The Board believes that the complementary leadership skills of Mr. Saxon as Chair and Mr. Culp as Chief Executive Officer are currently serving the Board and the Company well.

Non-management Board members (which consists of the independent directors plus Mr. Saxon) meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any management directors or executive officers). These meetings normally occur quarterly. Independent Board members meet separately from other directors in an executive session at least once per fiscal year (and more frequently upon request from the independent Board members), without the presence of other directors or executive officers of the Company. The non-management directors and independent directors have designated a Lead Director to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management or independent directors, as applicable, and the Company’s management and/or other directors. Mr. Jackson has served as Lead Director since September 29, 2021.

Director Attendance at Annual Meetings

Directors are expected to attend the Company’s Annual Meeting of Shareholders absent exceptional cause. All directors then on the Board attended the 2022 Annual Meeting of Shareholders, except for Mr. Kelly.

Risk Oversight

The Board oversees risk-assessment in a number of ways, both as a full Board and through its committees. The Board assesses enterprise risk as it reviews and directs the Company’s strategic plans and decisions, both for operational and financial matters. The Board as a whole, in executive sessions and in meetings with management and reports from its committees, assesses risks faced by the Company and evaluates ways to mitigate those risks. For instance, the Board exercises oversight of information technology infrastructure and cybersecurity risks, in part through quarterly meetings between the Audit Committee and the head of the Company’s information technology department to review the Company’s readiness and ability to thwart a cybersecurity threat or recover from a technology failure. The Audit Committee has the responsibility to review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, issues regarding the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and the steps management has taken to monitor and mitigate such exposure. The Audit Committee also has the responsibility to review and discuss with management the Company’s policies, procedures, and practices with respect to overall enterprise risk management, including those risks related to information security, cybersecurity, data protection, sustainability and environmental issues. In addition, the Compensation Committee assesses the Company’s compensation policies and practices to ensure that compensation arrangements do not provide incentives that create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller. The Code is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to or waivers granted under the Code with regard to executive officers.

Anti-Hedging and Anti-Pledging Policies

As discussed in detail in the section named “Executive Compensation – Compensation Discussion & Analysis – Compensation Elements” on page 34, the Company maintains a policy that prohibits all directors, executive officers, and other designated individuals from hedging with respect to any of the Company’s securities. In addition, the Company’s policy strongly discourages directors, executive officers, and other designated individuals from pledging Company securities to secure a loan unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Stock Ownership and Retention Requirements

In June 2018, the Compensation Committee recommended and the Board approved stock ownership and retention requirements applicable to our executive officers and members of our Board. Under these guidelines, each elected officer (including the named executive officers) is required to hold shares of our common stock with a market value at least equal to a specific multiple of the officer’s base salary. Non-employee directors are required to hold common stock with a market value equal to two times the annual cash retainer paid to such directors. Our CEO is required to hold common stock valued at three times base salary, and other executive officers are required to hold common stock valued at two times base salary.

Officers and directors have five years from the date of adoption of the requirements or the date they become subject to the requirements, whichever is later, to meet the minimum ownership requirements. If an individual does not own enough shares to meet the ownership requirements, that individual is required to retain at least 50% of all shares of our common stock granted to such individual pursuant to equity awards or stock grants from the Company under any compensation arrangements, until compliance with the ownership policy is achieved.

As of April 30, 2023, all of our directors held sufficient equity of our Company to satisfy the stock ownership guidelines, and all of our executive officers either held sufficient equity of our Company to satisfy the stock ownership guidelines or were within the five-year transition period.

Communications with Directors

The Company and the Company’s Board of Directors believe it is important that a direct and open line of communication exist between the Company’s Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company’s directors may send a letter to the following address:

Culp, Inc. Board of Directors

c/o Corporate Secretary

1823 Eastchester Drive

High Point, North Carolina 27265

Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the Lead Director designated by the independent directors.

The Company also has a separate policy that allows shareholders, employees, or other interested parties to communicate with the Chair of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company’s corporate website at www.culp.com, in the “Investor Relations/Governance” section under the heading “Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters.”

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company’s website at www.culp.com, in the “Investor Relations/Governance” section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board of Directors and as defined by New York Stock Exchange rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company’s industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

Although the Company has no formal diversity policy, our Board of Directors values the contribution of diversity in achieving Company objectives and maintaining sound governance practices, as it brings together individuals with different skills and ideas from varying backgrounds and experiences to create balanced and thoughtful decision-making that best serves shareholder interests. Diversity refers to a broad array of individual characteristics that collectively enable the Board to operate effectively and fulfill its responsibilities. These characteristics include, among others, professional skills and qualifications, business experience, age, gender, race, ethnicity, and cultural background. The Board believes that such diversity provides varied perspectives that promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight, and should be taken into consideration by the Corporate Governance and Nominating Committee when considering director nominees.

The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to the Company’s Secretary at the Company’s main office. In order to be considered, such recommendations must be received at least 60 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

BOARD COMMITTEES AND ATTENDANCE

There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served on such committees at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange and the Company’s categorical standards of independence. Also, each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and each of the members of our Compensation Committee is “independent” for purposes of Section 10C(a)(2) of the Securities Exchange Act of 1934. The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culp.com in the “Investor Relations/Governance” section.

Executive Committee

The Executive Committee may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee currently consists of Messrs. Saxon (Chair), Culp, and Jackson. The Executive Committee did not hold any formal meetings during fiscal 2023, and all significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided to the Company by the independent auditors. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company’s significant accounting policies, internal accounting controls, reports from the Company’s internal auditor, quarterly financial information releases, Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the Company and any related party, and it reviews the Company’s risk assessment and risk management policies.

The current members of the Audit Committee are Mr. Baugh (Chair), Mr. Davis, Ms. Decker, Ms. Gatling, Mr. Jackson, and Mr. Kelly. The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the New York Stock Exchange. In addition, the Board has determined that Mr. Baugh, Ms. Decker, and Mr. Jackson each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer’s compensation after consulting with the Board of Directors. The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer. The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted. In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation.

In fiscal 2023, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as a third-party advisor to provide advice, research, evaluation, and design services related to executive and non-employee director compensation. Pearl Meyer provided advice to the Compensation Committee on market trends and best practices in executive compensation, the structure and design of the Company’s compensation program, and the relationship between executive compensation and Company performance. Pearl Meyer has also assisted the Compensation Committee in defining the list of peer companies used by the Compensation Committee to compare the Company’s pay practices and levels to those of other companies within our industry or related industries. During fiscal 2023, Pearl Meyer did not provide any services to the Company other than the assistance it provided to the Compensation Committee.

The committee’s charter does not address its ability to delegate its authority to others, and although it may have such power, in practice the Compensation Committee approves all final decisions regarding changes in the compensation of executive officers. The current members of this committee are Mr. Davis (Chair), Mr. Baugh, Ms. Decker, Ms. Gatling, Mr. Jackson, and Mr. Kelly.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Ms. Decker (Chair), Mr. Baugh, Mr. Davis, Ms. Gatling, Mr. Jackson, and Mr. Kelly. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board’s policies and procedures, and to corporate governance policies applicable to the Company.

Attendance

During the fiscal year ended April 30, 2023, the Board of Directors had fifteen meetings; the Audit Committee had thirteen meetings; the Compensation Committee had five meetings; and the Corporate Governance and Nominating Committee had four meetings. Each Board member then on the Board attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she then served.

EXECUTIVE COMPENSATION

For fiscal 2023, the Company qualifies as a smaller reporting company under the SEC's definition of “smaller reporting company.” The Company has, nonetheless, opted to provide many of the compensation-related disclosures that are required for larger public companies and that the Company has historically provided. However, among other smaller reporting company accommodations, the Company is disclosing compensation for only three named executive officers (comprising (i) the Company’s principal executive officer, and (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of April 30, 2023), consistent with the disclosure requirements applicable for smaller reporting companies.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section is intended to give an overview of our compensation program and policies, the material compensation decisions we have made under our program and policies with respect to our named executive officers (our “NEOs”), and the material factors that we considered in making those decisions. The NEOs of the Company during fiscal 2023 were as follows:

Name	Title
Robert G. Culp, IV	President and Chief Executive Officer
Boyd B. Chumbley	President, Culp Upholstery Fabrics Division
Kenneth R. Bowling	Executive Vice President, Chief Financial Officer, and Treasurer

The Compensation Committee of our Board of Directors (the “Committee”), which is made up solely of independent directors, leads and directs our executive compensation program. Additional details about the individual compensation of each NEO and the annual review of compensation for our NEOs is contained in the sections that follow, and this Compensation Discussion and Analysis should be read in connection with that information.

Executive Summary

The Committee adopted an executive compensation strategy statement for fiscal 2023, which provides that the primary purpose of the Company’s executive compensation program is to support growth in earnings, return on capital, free cash flow, and shareholder value. The compensation structure adopted by the Committee for NEOs during the fiscal 2023 year sought to accomplish these goals by relying heavily on incentive-based compensation linked to the Company’s financial results, as opposed to fixed compensation, while also seeking to enhance the Company’s ability to retain key employees and align the long-term interests of senior management with those of our shareholders.

The Committee approved a new executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. This adjustment to the prior philosophy of targeted pay positioning was intended to be made through a series of adjustments over time, as warranted based on Company and individual performance. The first adjustment to base salaries was implemented in fiscal 2022, with base salaries for NEOs set at levels that were generally believed, based on a peer group benchmarking study undertaken in assessing fiscal 2022 compensation, to remain well below the 50th percentile market level compared to the Company’s fiscal 2022 peer group. This was consistent with the multi-year phase-in for adjustments to the new targeted pay positioning. The next step of this phased-in adjustment to pay positioning targets was intended to be implemented for fiscal 2023. However, near the end of fiscal 2022, in response to ongoing macroeconomic headwinds affecting the Company’s business, including continued disruption from the COVID-19 pandemic, weakness in the domestic mattress industry, ongoing inflationary pressures, and other macroeconomic pressures that were materially affecting the Company’s operations, the Company temporarily implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of our NEOs. This salary freeze remained in effect for all NEOs during fiscal 2023, resulting in no changes in the base salaries of any of our NEOs during fiscal 2023.

Beyond base salaries, NEOs also had the opportunity to earn additional compensation under the fiscal 2023 executive compensation program through short-term and long-term incentive plans that could result in compensation at, above, or below targeted levels based on actual versus targeted performance results as well as continued service through the applicable award vesting periods for time-based awards.

Short-term (annual) incentive compensation for fiscal 2023 placed primary emphasis on cash flow measures to focus participants on cash generation and balance sheet management during a time of significant uncertainty and market volatility due to ongoing industry and macroeconomic challenges. For the mattress fabrics and upholstery fabrics reporting segments, 80% of target award opportunities under the program were tied to adjusted free cash flow and 20% were tied to adjusted operating income, each as defined below. For the executive shared services reporting unit, 100% of target award opportunities under the program was tied to adjusted free cash flow, with any earned award subject to a downward adjustment of up to 20% in the event of a consolidated operating loss for the year. The target goals for adjusted free cash flow for each reporting unit were set well above the prior year's actual adjusted free cash flow levels, requiring significant year-over-year improvement for each reporting unit to achieve target payout. The target goals for operating income for both the mattress fabrics segment and the upholstery fabrics segment were also set well above the prior-year’s actual performance. The performance hurdles for each reporting unit, based on their respective measures, were considered to be very challenging in light of then-current and expected business conditions.

The practice of granting long-term incentive equity awards was continued for fiscal 2023. The Committee again granted a combination of performance-based and time-based restricted stock units in fiscal 2023, which vest three years after the date of grant if the participant meets the applicable performance and continued service requirements. Grants to all NEO participants under the plan consisted of one-half performance-based units and one-half time-based units, except that the grant for the chief executive officer was 75% performance-based and 25% time-based. The Committee implemented this structure to align pay with longer-term Company performance success, and also to continue our focus of aligning the long-term interest of senior management with those of our shareholders and retaining key executive talent during a very challenging business and macroeconomic environment. The vesting conditions for the performance-based units are based on three-year cumulative adjusted operating income goals, with any earned awards subject to adjustment by up to +/- 20% based on the Company’s three-year relative total shareholder return performance as compared to the Company’s peer group, as described in detail below. As was the case with the fiscal 2023 annual cash incentive program, performance hurdles for performance-based restricted stock awards were stretch goals set at levels considered to be very challenging. Also, due to a decline in our total shareholder return, and to help manage equity plan share usage, the Committee decided to use the Company’s 12-month average closing stock price, as opposed to the grant date closing price used in prior years, to determine fiscal 2023 equity grant levels. As a result, grant date long-term incentive values for our NEOs were approximately 44% below the grant date target award values that would have resulted from using our prior methodology. The Committee believes these fiscal 2023 actions demonstrate the Company's commitment to aligning the pay of our NEOs with performance and shareholder interests.

In addition to these major elements of executive compensation, the Company provided a limited selection of additional benefits and perquisites to NEOs during fiscal 2023.

Company Performance Highlights and Effects on Compensation

The Company faced an extremely difficult business environment during fiscal 2023, with changing consumer spending patterns and ongoing inflationary pressures affecting consumer discretionary spending, both of which led to soft demand in the domestic mattress and residential home furnishings industries. This demand pressure, combined with high inventory levels at manufacturers and retailers throughout most of the year, materially affected the performance of our business, resulting in a significant decline in sales and profitability for the Company overall and for each of our mattress fabrics and upholstery fabrics operating segments. However, despite these challenges, the upholstery fabrics segment and the Company performed well with respect to cash generation for the year, driven by lower capital expenditures and favorable working capital management, namely a coordinated effort to reduce inventory levels to meet incoming demand trends and extending accounts payable terms where possible. This resulted in cash flow from operations of $7.8 million and free cash flow of $6.9 million for fiscal 2023, an improvement of $25.2 million and $31.1 million, respectively, compared to the prior fiscal year. (See Appendix A to this Proxy Statement for a reconciliation of free cash flow to the most directly comparable GAAP measure).

The Company’s fiscal 2023 annual incentive program placed primary emphasis on cash flow measures to focus participants on cash generation and balance sheet management during a time of significant uncertainty and market volatility due to ongoing industry and macroeconomic challenges. For the mattress fabrics and upholstery fabrics reporting segments, 80% of target award opportunities under the program were tied to adjusted free cash flow and 20% were tied to adjusted operating income. For the executive shared services reporting unit, 100% of target award opportunities under the program were tied to adjusted free cash flow, with any earned award subject to a downward adjustment of up to 20% in the event of a consolidated operating loss for the year.

In developing the performance targets, the Committee carefully evaluated then-current and expected business conditions, as well as historical consolidated and divisional performance. Critical factors, such as demand trends for furniture and bedding, as well as trends in the overall global economy, were also considered in setting the performance levels. The target goals for adjusted free cash flow for each reporting unit were set well above the prior year’s actual adjusted free cash flow levels, requiring significant year-over-year improvement for each reporting unit to achieve a target payout. The target goals for operating income for both the mattress fabrics segment and the upholstery fabrics segment were also set well above the prior-year's actual performance. As such, the performance hurdles for each reporting unit, based on their respective measures, were considered to be very challenging in light of current and expected business conditions.

As a result of the strong levels of cash generation from the upholstery fabrics segment and the Company overall, executive officers in our upholstery fabrics reporting unit earned bonus payments at above-target levels under our fiscal 2023 annual incentive program, and executive officers in our executive shared services reporting unit earned bonus payments at a level between threshold and target under the fiscal 2023 annual incentive program. In each case, these bonus payments were earned based on the attainment of challenging performance-based targets. However, as explained below, the bonus payments for both the executive shared services reporting unit and the upholstery fabrics reporting unit were reduced by a negative 20% moderator based on the Company’s consolidated operating loss for the year, which reduction, in the case of the upholstery fabrics unit, was applied in the Compensation Committee’s discretion. As a result of below-threshold performance results for the applicable measures of adjusted free cash flow and operating income, no annual incentive compensation awards under our fiscal 2023 annual incentive plan were earned for executive officers in our mattress fabrics reporting unit. Additionally, while the upholstery fabrics segment remained profitable during fiscal 2023, operating income for this reporting unit was below threshold, resulting in no payment for this segment based on this component.

These results are consistent with our pay-for-performance philosophy. Notably, in evaluating these results, the Compensation Committee did not alter or adjust the performance targets originally set under the fiscal 2023 annual incentive plan to favorably benefit any participants, despite the significantly greater-than-expected headwinds faced by the Company during the year. The Compensation Committee did use its discretion in applying a negative 20% moderator to the annual incentive bonus award payable to the upholstery fabrics reporting unit, thereby reducing the amount of the bonus that would have otherwise been payable to participants, including one executive officer in the upholstery fabrics reporting unit. The provision to reduce any earned award by up to 20% in event of a consolidated operating loss had already been incorporated into the annual incentive plan design for corporate level executives (i.e., officers in the executive shared services reporting unit). The Compensation Committee based its decision to reduce these payouts on its overarching philosophy of aligning compensation with the Company’s performance.

Additional details about the fiscal 2023 annual incentive plan and performance thereunder are discussed later in this Compensation Discussion and Analysis section under the heading “Annual Incentive Plan.”

Long-term equity incentive awards that were granted under the fiscal 2021 long-term incentive compensation plan (“LTIP”) for the three-year period ending following completion of the fiscal 2023 year consisted solely of time-based stock awards for all executive officers. This was due to the unprecedented disruption from the COVID-19 global pandemic that began late in fiscal 2020 and continued into fiscal 2021, including uncertainty with respect to the duration and impact of the pandemic. The Compensation Committee believes the focus of the fiscal 2021 LTIP program on key employee retention and shareholder alignment is particularly important when considering that no executive officers other than Mr. Chumbley earned any performance-based shares under the fiscal 2019 or fiscal 2020 LTIP programs (due primarily to the significant disruption from the COVID-19 pandemic during fiscal 2020), and no executive officers are currently expected to earn any performance-based shares under the fiscal 2022 or fiscal 2023 LTIP program (due primarily to the significantly greater-than-expected headwinds faced by both the mattress fabrics and upholstery fabrics segments during fiscal 2023). Additional details about the Company’s long-term incentive plan, including information with respect to long-term incentive awards granted in fiscal 2023, and information relating to long-term incentive awards granted in fiscal 2020 that vested during fiscal 2023, are discussed later in this Compensation Discussion and Analysis section under the heading “Long-Term Incentive Awards.”

The Committee determined that fiscal 2023 pay levels for executive officers were appropriate, aligned with our strategic objectives, and consistent with our pay-for-performance philosophy. This determination was based on the Committee’s primary focus on cash generation and balance sheet management during fiscal 2023 and the significant year-over-year improvement in adjusted free cash flow for both the upholstery fabrics reporting unit and the executive shared services reporting unit, and also taking into account that:

•
no executive officers received salary increases during fiscal 2023;
•
executive officer base salaries in fiscal 2023 were generally believed to be well below the 50th percentile market level compared to the Company’s peer group;
•
no executive officers received any bonus payment under the fiscal 2022 annual incentive program;
•
adjusted free cash flow and operating income targets for each reporting unit for the fiscal 2023 annual incentive program were set at levels considered to be very challenging, requiring significant year-over-year improvement for each reporting unit to achieve a target payout;
•
only one executive officer earned any performance-based shares under the fiscal 2019 and fiscal 2020 LTIP programs;
•
no executive officers are expected to earn any performance-based shares under the fiscal 2022 or fiscal 2023 LTIP programs;

•
grant date values for the fiscal 2023 equity incentive grants were well below target award opportunities to help manage equity plan share usage; and
•
the Company’s chief executive officer is not receiving a salary increase in fiscal 2024.

In addition to the significant improvement in free cash flow, the Committee also noted that the management team completed a number of strategic objectives during fiscal 2023, including entering into a new asset-based revolving credit facility that enhances the Company’s liquidity position; implementing a comprehensive business transformation plan in the mattress fabrics segment near the end of fiscal 2023; and restructuring and rationalizing the upholstery fabrics cut and sew platforms in China and Haiti, as well as the mattress fabrics cut and sew platform in the United States.

Overview and Objective –Compensation Strategy

The primary purpose of our executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. We believe the best way to accomplish this purpose was to focus the fiscal 2023 program on these objectives:

•
Embracing a pay-for-results philosophy. Total pay is aligned with Company performance success through the use of management incentives;
•
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
Fairly compensating management for their service to our Company, which in turn helps to retain and motivate them; and
•
Aligning the long-term interests of senior management with those of our shareholders by providing at least half of long-term incentive award opportunities in the form of performance-based restricted stock units tied to the cumulative adjusted operating income goals over a multi-year period, with any earned awards paid in stock and subject to adjustment based on the Company’s three-year total shareholder return relative to industry peers.

As described above, during fiscal 2022, our Compensation Committee began implementing a new executive compensation philosophy to gradually increase base salaries and target short-term (annual) and long-term incentive award opportunities for our NEOs to be more in line with market 50th percentile (or median) levels, as compared to the Company’s peer group, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. This adjustment to the prior philosophy of targeted pay positioning was intended to be made through a series of adjustments over time, with the first adjustment to base salaries being implemented in fiscal 2022. Following this first adjustment, base salaries for NEOs were set at levels that were still generally believed, based on a peer group benchmarking study undertaken in assessing fiscal 2022 compensation, to remain well below the 50th percentile market level compared to the Company’s fiscal 2022 peer group. This was consistent with the multi-year phase in for adjustments to the new targeted pay positioning. The next step of this phased-in compensation adjustment was intended to be implemented for fiscal 2023. However, near the end of fiscal 2022, in response to ongoing macroeconomic headwinds affecting the Company’s business, including continued disruption from the COVID-19 pandemic, weakness in the domestic mattress industry, ongoing inflationary pressures, and other macroeconomic pressures that were materially affecting the Company’s operations, the Company temporarily implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of the NEOs. Based on these considerations, our executive compensation program for fiscal 2023 generally comprised:

•
Freezing base salaries at 2022 levels, which are generally believed to be well below the 50th percentile market level compared to the Company’s fiscal 2023 peer group;
•
Setting challenging financial targets for annual incentives, requiring significant year-over-year improvement for each reporting unit to achieve a target payout, despite ongoing economic headwinds;
•
Setting challenging performance goals for the fiscal 2023 long term incentive program, which require significant improvements in profitability versus actual results for both fiscal 2022 and for the cumulative three-year period ending in fiscal 2022 to achieve a target payout; and
•
Using a combination of performance-based and time-based awards for long-term incentives in order to align executive pay with the Company’s longer-term success and shareholder interests, while incentivizing our key employees to remain with the Company.

Our corporate culture and compensation philosophy calls for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2023 was intended to support the following:

•
continuing to be a market leader in product innovation in our industry;
•
not making any changes to performance goals for outstanding short-term or long-term incentive awards, despite significant industry and macroeconomic headwinds;
•
a planned and disciplined approach to managing our business and capital utilization;
•
maintaining a focus on cash generation, balance sheet management, and shareholder returns;
•
carefully managing equity incentive plan share usage, with grant date long-term incentive award values for fiscal 2023 set well below the target award levels that would have been produced using our historical methodology, which methodology was adjusted for fiscal 2023 due to the decline in Company stock price and to help manage equity share plan usage;
•
prudent/calculated risk taking;
•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented;
•
decision making that is decentralized as pertains to sales, marketing, and operations; and centralized as pertains to strategic matters; and
•
a balanced perspective between short-term and long-term incentives and goals.

Compensation Elements

The overall compensation program for fiscal 2023 consisted of base salary, annual incentives, long-term incentives, and benefits. These benefits included a 401(k) plan, health and other welfare benefits, supplemental non-qualified deferred compensation, and limited perquisites such as an auto allowance and voluntary participation for certain executive officers, including NEOs, in an executive health program. Certain executive officers also participated in a severance protection plan. Further details about the elements of our compensation program for fiscal 2023 are set forth on the following pages.

Element	Form of compensation	Purpose	Performance criteria
Base salary	Cash	Providing a competitive level of fixed compensation that appropriately balances the need to be market competitive and the need to control fixed costs	Not performance-based, but individual performance is considered for merit increases

Annual incentive bonus	Cash	Creating an incentive for executive officers to direct their efforts toward achieving specified Company financial goals

For the mattress fabrics and upholstery fabrics reporting units, tied to adjusted operating income and adjusted free cash flow (weighed at 20% for adjusted operating income and 80% for adjusted free cash flow) and for the executive shared services reporting unit, tied solely to the measure of adjusted free cash flow, subject to a negative moderator in the event of an operating loss.

Long-term incentive awards	Performance-based restricted stock units and time-based restricted stock units

Creating an incentive for meeting or exceeding longer-term financial goals, enhancing employee retention, and providing an equity stake in our Company in order to align the long-term interests of management with those of our shareholders

Cumulative adjusted operating income and relative TSR (total shareholder return) for performance-based restricted stock units

Health and welfare plans

Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, life insurance, and disability plans, and a severance plan

		Providing a competitive, broad-based employee benefits structure	Not performance-based

Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees) and, for certain officers, a supplemental non-qualified deferred compensation plan	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

Perquisites	Automobile allowance; voluntary participation in executive health program where Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk	Providing limited business-related perquisites	Not performance-based

Severance protection plan	Eligibility to receive cash severance in connection with certain qualifying termination of employment scenarios in anticipation of or within a defined period after a change of control	Providing a competitive compensation package and ensuring continuity of management in the event of any actual or threatened change in control of our Company	Not performance-based

Position Relative to Market and Peer Comparison Group

On an annual basis, the Compensation Committee compares the Company’s pay practices and levels of pay to those of other companies within our industry or related industries that we compete with for management talent. The Committee views such data to be useful information but does not believe such data should be deemed the best and final determinant of its compensation decision-making. The Committee makes prudent distinctions between Culp’s executive compensation program and the practices at comparable companies when deemed necessary to maintain an effective compensation program. It is the Company’s belief that, in the final analysis, performance rather than benchmarking data should drive its executive compensation decisions. Some of the other factors also considered by the Committee in setting executive compensation include incumbent roles, responsibilities, tenure, internal equity, market conditions, and the desire to attract, retain, and motivate our NEOs and reinforce strategic objectives in support of long-term value creation.

The fiscal 2023 peer group approved by the Committee comprised the following 16 companies:

Bassett Furniture Industries, Inc. Delta Apparel, Inc. Ethan Allen Interiors, Inc. Flexsteel Industries, Inc. Hooker Furniture Corp., Inc. Insteel Industries, Inc.	Lakeland Industries, Inc. Live Ventures Incorporated Purple Innovations Inc. Rocky Brands, Inc. Superior Group of Companies, Inc. The Dixie Group	The Lovesac Company Unifi, Inc. Vera Bradley, Inc. Vince Holding Corp.

The Committee annually undertakes updates and refinements of the group of peer companies that it reviews in connection with analyzing compensation levels for Company executives. The Committee engages a compensation consultant to advise it about a number of compensation-related issues, including development of an appropriate list of peer companies and periodic assessments of pay competitiveness and alignment with performance. For fiscal 2023, in an effort to maintain a peer group comprised of companies in the same or related industries as the Company and generally falling within a comparable size range in terms of revenues, enterprise value, and/or employee headcount, the Committee approved the replacement of Casper Sleep Inc. and Haverty Furniture Companies, Inc. with Vera Bradley, Inc. and Vince Holding Corp.

The Committee has approved the same peer group for the fiscal 2024 executive compensation program.

As discussed above, the Committee approved a new executive compensation philosophy in fiscal 2021 to begin positioning base salaries and target short-term and long-term incentive award opportunities at or near market 50th percentile (or median) levels, as compared to the Company’s peer group, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. This adjustment to the philosophy of targeted pay positioning was intended to be made through a series of adjustments over time, as warranted based on Company and individual performance. We began to implement the pay positioning changes in fiscal 2022, with the intent to implement these changes gradually over a period of years. However, we paused making further adjustments in fiscal 2023, in response to ongoing macroeconomic headwinds that began affecting the Company’s business near the end of fiscal 2022 and that were expected to continue during fiscal 2023. For fiscal 2024, based on ongoing macro uncertainty and market volatility and in light of recent financial results, the Committee has again delayed any further implementation of adjusting executive pay to move towards the targeted pay positioning targets, and has instead determined that executives other than the CEO will eligible for modest merit increases in fiscal 2024, based on individual performance. However, in the future, once business conditions normalize, we do expect to continue implementing the pay positioning changes gradually over a period of years in order to transition from the Company’s prior pay positioning targets and reach the new adjusted pay positioning targets relative to the Company’s peer group. A summary of these adjusted positioning objectives, which the Committee expects to implement gradually, over a number of years, once resumed, is as follows:

•
Targeting base salary at the market 50th percentile (or median), instead of below the market median, in order to enhance the company’s ability to attract and retain key executives, while balancing the need to be market competitive with the need to control fixed costs;

•
Targeting annual incentive compensation at median market, rather than above market, levels, in order to reward performance for achieving goals, while also setting performance goals that are challenging, realistic, and sustainable;

•
Targeting long-term incentive compensation at the market 50th percentile (or median), rather than below the market median, to reflect the significance of long-term incentives to executive compensation, further enhance retention, equity stakes, and alignment with shareholder interests, and ensure that total direct compensation is reasonably competitive. Because of their linkage to performance and/or stock price, realizable values can be at, above, or below target levels;

•
Total direct compensation will vary based on performance, targeted at or near the market 50th percentile (or median) when performance is at target levels. Total direct compensation can be above market when superior performance occurs, and below market when performance results are below target levels.

Base Salary

The Compensation Committee considers base salaries to be a fixed expense and, as discussed previously, began setting them in fiscal 2022 based on the gradual implementation of our new pay positioning targets for our NEOs. However, during the first quarter of fiscal 2023, in response to ongoing macroeconomic headwinds affecting the Company’s business and industry, as described in more detail above, the Company temporarily implemented a freeze on base salaries for most employees making over $150,000, including all NEOs. This salary freeze remained in effect for all NEOs throughout fiscal 2023. (Fiscal 2023 salaries reported in the Summary Compensation Table below show slight increases over fiscal 2022 salaries as a result of raises made in fiscal 2022 taking effect a few months into fiscal 2022 (rather than being in effect for the full fiscal year). The full year salary rates for NEOs in fiscal 2023 are unchanged from the rates set during fiscal 2022.)

The Committee believes the base salaries for NEOs in fiscal 2023 remained well below the 50th percentile market level compared to the Company’s peer group.

Annual Incentive Plan

Our fiscal 2023 annual incentive plan provided for potential bonus payments to plan participants based upon actual performance versus pre-established metrics tied to the Company’s annual business plan and strategic priorities. For the mattress fabrics and upholstery fabrics reporting units, award opportunities were tied to adjusted measures of free cash flow and annual operating income, with a weighting of 80% for annual adjusted free cash flow and 20% for annual adjusted operating income. For the executive shared services reporting unit, award opportunities were tied solely to adjusted free cash flow, with any earned award subject to a downward adjustment of up to 20% in the event of a consolidated operating loss for the year. The Committee chose these measures for the fiscal 2023 annual incentive bonus program to reinforce the Company’s key strategic priorities for each reporting unit for fiscal 2023, particularly its focus on cash generation and balance sheet management, and taking into account the Company’s needs during ongoing uncertainty and continuing macroeconomic headwinds relating to weakness in domestic mattress industry sales, inflationary pressures, the ongoing impact of the COVID-19 global pandemic on the Company’s operations, and other market conditions. The Committee believed that these two measures were critical in evaluating the Company’s ability to operate effectively in this uncertain and challenging business environment.

Messrs. Culp, and Bowling participated in the plan that awards bonuses based upon the free cash flow (and adjusted based on an operating loss) of the Company. Mr. Chumbley participated in the plan that awards bonuses based on the annual adjusted free cash flow and operating income of the Culp Upholstery Fabrics (“CUF”) division.

Adjusted free cash flow for the executive shared services reporting unit was defined under the annual incentive plan as such reporting unit’s net cash provided by (used in) operating activities (which includes and is calculated using the calculation of operating income under the annual incentive plan for such reporting unit), less cash capital expenditures, less payments on vendor-financed capital expenditures, plus any proceeds from sale of property, plant, and equipment, less investment in unconsolidated joint venture, plus proceeds from life insurance policies, less premium payments on life insurance policies, plus proceeds from the sale of long-term investments associated with the Company’s rabbi trust, less the purchase of long-term investments associated with the Company’s rabbi trust, and plus or minus the effects of exchange rate changes on cash and cash equivalents, in each case as calculated and reported on the reporting units financial statements. Adjusted free cash flow for the operating division reporting units was defined under the annual incentive plan as such reporting units’ cash from earnings (which includes and is calculated using the calculation of operating income under the annual incentive plan for such reporting unit), plus or minus cash from working capital, less cash capital expenditures, and plus proceeds from sale of property, plant, and equipment, in each case as calculated and reported by the reporting unit.

Adjusted operating income was defined under the annual incentive plan as the operating income for a reporting unit as calculated and recorded on the reporting unit’s financial statements, but excluding (prior to) the payment of bonus payments under the annual incentive plan, and also excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions.

The Committee established three measurement levels - threshold, target, and maximum – for adjusted annual free cash flow and adjusted annual operating income, as applicable, for each reporting unit under the fiscal 2023 annual incentive plan, as well as corresponding award funding opportunities. For fiscal 2023, award funding could range from 20% of target levels (changed from 10%

of target bonus levels in fiscal 2022 based on challenging performance targets that require significant improvement compared to performance in fiscal 2022) at threshold performance up to 200% of target levels for superior results, with payouts in between designated levels determined using straight-line interpolation, and no awards earned for below-threshold performance results. Eighty percent of the target bonus is paid to each participant in the mattress fabrics and upholstery fabrics reporting unit if the relevant reporting unit reaches its target free cash flow, and an additional 20% of the target bonus is paid to each such participant if the relevant reporting unit reaches its target operating income, with each component separately funded. For the executive shared services reporting unit, 100% of the target bonus is paid to each participant if the Company reaches its target free cash flow, with any earned award then subject to a downward adjustment of up to 20% in the event of a consolidated operating loss for the Company for the year. Consistent with the program in prior years, the annual incentive bonuses under the plan, if any, are paid in cash.

In developing the performance targets for the fiscal 2023 annual incentive program, the Committee carefully evaluated current and expected business conditions, as well as historical consolidated and divisional performance. Critical factors, such as current demand trends for furniture and bedding, the ongoing impact from the COVID-19 pandemic, and macroeconomic trends in the overall global economy, were also considered in setting the performance levels. The target goals for adjusted free cash flow for each reporting unit were set well above the prior year’s actual adjusted free cash flow levels, requiring significant year-over-year improvement for each reporting unit to achieve target payout. The target goals for operating income for both the mattress fabrics segment and the upholstery fabrics segment were also set well above the prior-year’s actual performance. As such, the performance hurdles for each reporting unit, based on their respective measures, were considered to be very challenging in light of current and expected business conditions. Once approved by the Committee, these performance levels were not changed or adjusted during the year, despite greater than expected macro headwinds faced by the Company during the year. The Committee did use its discretion in applying a negative 20% moderator to the annual incentive bonus award payable to the upholstery fabrics reporting unit, thereby reducing the amount of the bonus that would have otherwise been payable to participants, including one Mr. Chumbley, due to the Company’s consolidated operating loss, similar to the negative adjustment applied to award participants in the executive shared services reporting unit. The Committee based its decision to reduce these payouts on its overarching philosophy of aligning compensation with the Company’s performance.

Based on the actual financial results achieved by the Company and by the two divisional reporting units, namely the strong levels of cash generation from the upholstery fabrics segment and the Company overall, two NEOs for our executive shared services reporting unit (Mr. Culp and Mr. Bowling), earned annual incentive awards at 66.0% of the target bonus opportunity for fiscal 2023 (after application of a negative 20% adjustment based on the consolidated operating loss for the year); and our one NEO for our upholstery fabrics reporting unit (Mr. Chumbley) earned an annual incentive award at 128.0% of the target bonus opportunity for fiscal 2023 (after application of the negative 20% adjustment that was applied in the Committee’s discretion, as described above). No annual incentive compensation awards under our fiscal 2023 annual incentive plan were earned for participants in our mattress fabrics reporting unit.

For the executive shared services plan, which applies to Mr. Culp and Mr. Bowling, the following table summarizes the adjusted free cash flow performance goals and award funding provisions approved by the Committee:

Performance Level	Adjusted Free Cash Flow Goal	Amount by which Goal Exceeds Prior Year Actual Performance	% of Target Award Earned
Threshold	$2,500,000	$26,759,000	20%
Target	$9,000,000	$33,259,000	100%
Maximum	$17,500,000	$41,759,000	200%

As shown above, performance goals required significant year-over-year improvements versus the Company’s adjusted free cash flow result of negative $(24,259,000) in fiscal 2022. The Company’s actual adjusted free cash flow of $6,900,000 was between threshold and target performance hurdles. Additionally, the executive shared services plan provided for a negative moderator between 5% and 20% to be applied against any bonus earned by the reporting unit if the Company experienced a consolidated operating loss for fiscal 2023. The potential negative adjustment applied to any award based on the amount of the consolidated operating loss, up to a maximum of 20%, as follows: 5% for a loss of up to $500,000; 10% for a loss greater than $500,000 but less than or equal to $1.0 million; 15% for a loss greater than $1.0 million but less than or equal to $1.5 million, and 20% for a loss greater than $1.5 million. The consolidated operating loss for the Company for fiscal 2023 was $(28.5) million, resulting in application of a 20% negative moderator to the bonus earned by participants in the executive shared services plan. Following application of this negative 20% moderator, Mr. Culp and Mr. Bowling earned a payout under the annual incentive plan of $332,000 and $134,792, respectively.

For the upholstery fabrics plan, which applies to Mr. Chumbley, the following table summarizes performance hurdles and award funding provisions approved by the Committee:

Performance Level	Adjusted Free Cash Flow (80% Weighting)		Adjusted Operating Income (20% Weighting)		% of Target Award Earned
	Goal	Amount by which Goal Exceeds Prior Year Actual Performance	Goal	Amount by which Goal Exceeds Prior Year Actual Performance
Threshold	$3,500,000	$12,804,000	$3,500,000	-$2,126,000	20%
Target	$9,000,000	$18,304,000	$9,300,000	$3,674,000	100%
Maximum	$15,800,000	$25,104,000	$16,200,000	$10,574,000	200%

As shown above, target goals required significant year-over-year improvement versus the upholstery fabrics reporting unit’s fiscal 2022 actual results of negative $(9,304,000) for adjusted free cash flow and $5,626,000 for adjusted operating income. The actual annual adjusted free cash flow and adjusted operating income achieved by the CUF division in fiscal 2023 was $17,781,000 and $1,994,000, respectively, which was above the maximum level for the adjusted free cash flow component and below the threshold level for the adjusted operating income component. Following application of the negative 20% moderator that was applied in the Committee’s discretion, as discussed above, Mr. Chumbley earned a payout under the annual incentive plan of $254,770.

Awards under the annual incentive plan are subject to a clawback feature providing that amounts earned pursuant to the awards be repaid to the Company if reported financial results are subject to a material negative restatement such that the amount earned or vested would have been lower using the restated financial results or pursuant to rules that may be adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The amounts paid under this plan to our NEOs, if any, are reflected in the Summary Compensation Table in the “Non-Equity Incentive Compensation” column, and the potential target level, maximum, and threshold level bonus payments for our NEOs, based on adjusted free cash flow and adjusted operating income levels, as applicable, are reflected in the Grants of Plan-Based Awards table in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns.

In light of the challenging business environment facing the Company, the Committee focused on cash generation and balance sheet management during fiscal 2023. The Committee believes the payouts described above under the annual incentive plan appropriately awarded our NEOs given the significant year-over-year improvement in free cash flow for both the upholstery fabrics reporting unit and the executive shared services reporting unit. Further, the Committee’s decision to reduce the annual incentive plan payout of Mr. Chumbley due to the Company’s consolidated operating loss for fiscal 2023, notwithstanding the upholstery unit exceeding its maximum adjusted free cash flow goal, demonstrates its commitment to aligning the performance of the Company with the pay of its NEOs.

Long-Term Incentive Awards

In accordance with our overall compensation strategy, the Committee has established a program of granting long-term incentive awards to our NEOs pursuant to the Company’s 2015 Equity Incentive Plan. Grants to all participants under the plan for fiscal 2023, including the NEOs, consisted of one-half performance-based RSUs and one-half time-based RSUs, except that the grant for the chief executive officer consisted of 75% performance-based RSUs and 25% time-based RSUs. The Committee implemented this structure to align pay with longer-term Company performance success, and also to continue our focus of aligning the long-term interest of management with those of our shareholders and retaining executive talent. The structure of the fiscal 2023 LTIP was consistent with the fiscal 2022 LTIP, except that the fiscal 2023 grant for the chief executive officer consisted of 75% performance-based RSUs and 25% time-based RSUs (versus 100% performance-based RSUs under the prior year LTIP). This change in mix for the chief executive officer was made to further enhance retention incentives, while keeping the majority of the total award opportunity performance-based, and continuing to place a greater emphasis on performance-based RSUs as compared with other NEOs. The Committee also believes this change in mix better aligns with peer company practices.

Award vesting for the performance-based RSUs is tied to the cumulative adjusted operating income of the applicable reporting unit over a three-year period. Adjusted operating income was defined under the LTIP as the operating income for a reporting unit as calculated and recorded on the reporting unit’s financial statements for the applicable three-year performance period, but excluding extraordinary and non-recurring items, if any, including restructuring and related charges, goodwill or fixed asset impairment charges, prepayment fees on debt, other extraordinary charges or credits, and the effects of acquisitions. Grants of time-based RSUs vest in full approximately three years after the date of grant if the participant meets the continued service requirements. Awards that vest are paid in shares of the Company’s common stock.

The potential number of fiscal 2023 performance-based RSUs that could be earned is zero for below entry point (threshold) performance, 20% of target (i.e., 0.20 shares per RSU) at entry point (threshold) performance, 100% of target (i.e., one share per RSU) when target goals are met, and 200% of target (i.e., two shares per RSU) if maximum performance hurdles are achieved. The actual number of vested shares is calculated on a pro rata basis between the threshold and maximum levels, with any earned awards payable in common stock following the end of the three-year performance period. Grants of time-based RSUs for fiscal 2023 were structured so that each time-based RSU granted under the plan will convert into one share of common stock at the end of the three-year vesting period if the participant continues providing services to the Company for the full vesting period.

Performance goals for the fiscal 2023 long term incentive program were set at very challenging levels that require significant improvements in profitability versus actual results for both fiscal 2022 and for the cumulative three-year period ending in fiscal 2022, with relatively wide performance ranges due to ongoing market volatility and limited visibility within the current environment. Threshold performance for the fiscal 2023 grant was set at 70% of the cumulative three-year operating income goal (changed from 90% in fiscal 2022), and the maximum hurdle was set at 130% of the cumulative three-year operating income goal (changed from 120% in fiscal 2022). With respect to the fiscal 2023 grant of performance-based RSUs for Mr. Culp and Mr. Bowling, the three-year cumulative adjusted operating income target level for the Company on a consolidated basis was $22,500,000; the three-year cumulative operating income for the Company on a consolidated basis at entry (threshold) level was $15,750,000; and the three-year cumulative operating income target for the Company on a consolidated basis at the maximum level was $29,250,000. With respect to the fiscal 2023 grant of performance-based RSUs for Mr. Chumbley, the three-year cumulative adjusted operating income target level for the CUF reporting unit was $29,318,000; the three-year cumulative operating income for the CUF reporting unit at entry (threshold) level was $20,523,000; and the three-year cumulative operating income target for the CUF reporting unit at the maximum level was $38,114,000.

The vesting conditions for the performance-based awards granted to NEOs for fiscal 2023 include a total shareholder return (TSR) moderator such that the number of shares earned pursuant to the performance-based LTIP awards can increase or decrease based on the Company’s relative TSR performance over the three-year plan period as compared to the TSR of the Company’s peer group companies over the same period. If the Company’s three-year TSR result puts the Company in the top quartile of its peer company group, the number of shares earned is increased by 25% (except that the total number of shares earned cannot exceed the maximum award of two shares per unit), and if the Company’s three-year TSR result puts the Company in the bottom quartile of its peer company group, the number of shares earned is decreased by 25%. If the Company’s three-year TSR result is between the 50th and 75th percentiles of the Company’s peer group, the number of earned shares is increased by 1% for each incremental percentile increase (capped at a 25% increase and no more than two shares per unit). If the Company’s three-year TSR result is between the 25th and 50th percentiles of the Company’s peer group, the number of shares is decreased by 1% for each incremental percentile decrease (capped at a 25% decrease). No adjustment to the number of earned shares will be made if the Company’s three-year TSR result puts the Company at the 50th percentile of its peer company group.

As discussed above, no NEOs are expected to earn any performance-based RSUs under the fiscal 2023 long term incentive program, as the three-year cumulative operating income goals for each reporting unit are currently tracking well below entry (threshold) level, and no adjustments have been made to the goals since they were originally set, despite the significantly greater-than-expected macroeconomic and industry headwinds that have led to a deterioration in business conditions.

The LTIP program includes both corporate officers and certain non-officer employees. The number of equity awards granted to any individual is based upon the Committee’s assessment of that individual’s level of responsibility and ability to affect the Company's operating income and the Company’s common stock price. In making that judgment, the Committee also considers our overall compensation strategy, the advice of our compensation consultant, management’s recommendation, and the remainder of the recipient’s compensation package.

A total of 105,316 restricted stock units were granted to current NEOs for fiscal 2023 (compared to 75,558 units for fiscal 2022 for then-current NEOs), of which 66,593 were performance-based and 38,722 were time-based. Due to the decline in our total shareholder return, and to help manage incentive equity plan share usage, the Committee decided to use the Company’s 12-month average closing stock price, as opposed to the grant date closing stock price used in prior years, to determine fiscal 2023 equity grant levels. As a result, grant date long-term incentive values for our NEOs were approximately 44% below grant date target award values that would have resulted from using our prior methodology. For grants of performance-based RSUs, each unit consists of the right to receive zero to two shares of the common stock of the Company based on attainment of cumulative adjusted operating income of the Company, or the division that employs the award recipient, during the three fiscal years following the grant. For grants of time-based RSUs, each unit consists of the right to receive one share of common stock based on the participant remaining employed with the Company through the end of the three-year vesting period. For fiscal 2023, the Committee again included Company personnel other than NEOs in the long-term incentive program and granted 104,058 restricted stock units to these individuals to provide additional performance and retention incentives, as well as shareholder alignment incentives, to a larger group of key personnel.

The total commitment of 209,374 restricted stock units for grants to employees represented a modest burn rate (number of shares granted as a percent of common shares outstanding) of 1.71% at a target award level when compared to industry peers and the broader market. The units will also fully vest in the target amounts for each award recipient upon a qualifying termination of employment in connection with a change of control (a “double trigger” change of control feature) or the termination of the recipient’s employment by reason of the recipient’s death or disability. These awards are subject to a clawback feature providing that amounts earned pursuant to the awards be repaid to the Company if reported financial results are subject to a material negative restatement such that the amount earned or vested would have been lower using the restated financial results or pursuant to rules that may be adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The long-term incentive awards granted under this program to our NEOs are reflected in the Summary Compensation Table in the “Stock Awards” column. For our NEOs who received grants under this program in fiscal 2021, 2022, and 2023, the number of unearned units that have not vested as of the end of fiscal 2023 (which includes time-based awards granted in fiscal 2021 for the three-year vesting period ending August 6, 2023, which awards had not yet vested as of the end of fiscal 2023), as well as the market value of such unearned units, are reflected in the “Outstanding Equity Awards at Fiscal Year-End” table. Shares of stock that were acquired by NEOs in fiscal 2023 pursuant to vesting of long-term incentive restricted stock unit awards are shown in the “Option Exercises and Stock Vested” table.

The shares of stock that were actually acquired by NEOs in fiscal 2023, as shown in the “Options Exercised and Stock Vested” table herein, relate to the fiscal 2020 LTIP program and the three-year performance period that ended in fiscal 2022. The Committee implemented a change in the grants awarded under the 2020 LTIP plan to include both grants of performance-based restricted stock units and grants of time-based restricted stock units which would vest three years after the date of grant if the participant remained employed with the Company. Grants to all participants under the plan consisted of one-half performance-based units and one-half time-based units, except that grants for the chief executive officer remained entirely performance-based, with no time-vested component. This change was implemented to continue the Company’s focus of aligning the long-term interest of management with those of our shareholders and retaining executive talent.

A total of 66,612 restricted stock units were granted to our current NEOs under the fiscal 2020 LTIP program, of which 46,828 were performance-based and 19,784 were time-based. For grants of performance-based RSUs, each unit consisted of the right to receive zero to two shares of the Company’s common stock based on the achievement of cumulative adjusted operating income, excluding certain one-time or unusual items of the Company, or the division that employs the award recipient, during the three fiscal years following the grant (fiscal years 2020 - 2022 for the restricted stock units granted in fiscal 2020). Despite the significant and unexpected disruption in fiscal 2020 as a result of the COVID-19 pandemic, the Committee did not alter or adjust the previously set levels of operating income over the three-year performance period for the fiscal 2020 long-term incentive program for any participants. For grants of time-based RSUs, each unit consists of the right to receive one share of common stock based on the participant remaining employed with the Company through the end of the three-year vesting period.

The vesting conditions for the performance-based awards granted to NEOs under the fiscal 2020 LTIP awards included a TSR moderator such that the number of shares earned pursuant to the performance-based LTIP awards would increase or decrease based on the Company’s relative TSR performance over the three-year plan period as compared to the TSR of the Company’s peer group companies (rather than the Russell 2000 Index, the fiscal 2019 TSR moderator) over the same period. If the Company’s three-year TSR result put the Company in the top quartile of its peer company group, the number of shares earned would be increased by 25% (except that the total number of shares earned cannot exceed the maximum of two shares per unit), and if the Company’s three-year TSR result put the Company in the bottom quartile of its peer company group, the number of shares earned would be decreased by 25%. If the Company’s three-year TSR result was between the 25th and 75th percentile of the Company’s peer company group, no adjustment to the number of earned shares would be made.

The fiscal 2020 long-term incentive program for Mr. Culp and Mr. Bowling with respect to their performance-based RSUs was based upon the three-year cumulative operating income, excluding one-time or unusual items, of the Company on a consolidated basis. The three-year cumulative operating income target level (at which one share would be earned for each unit) was $49,519,000. The three-year cumulative operating income at entry level (20% lower than target, at which point the number of shares earned would be reduced to zero shares for each RSU), was $39,615,000. The three-year cumulative operating income target at the maximum level (at which two shares would be earned for each unit) was $59,423,000. The actual three-year cumulative operating income level achieved, excluding certain one-time or unusual items, for the Company was $18,416,000, resulting in the vesting of zero shares of stock for Mr. Culp and Mr. Bowling with respect to their performance-based RSUs. The time-based RSUs granted to Mr. Culp and Mr. Bowling under the fiscal 2020 LTIP vested, resulting in the issuance of 8,518 shares to Mr. Culp and 4,922 shares to Mr. Bowling. These shares are shown in the “Option Exercised and Stock Vested” table herein.

The fiscal 2020 long-term incentive program for Mr. Chumbley with respect to his performance-based RSUs was based upon the three-year cumulative operating income, excluding one-time or unusual items, of the CUF division only. The three-year cumulative operating income target level (at which one share would be earned for each unit) was $33,267,000. The three-year cumulative operating income at entry level (20% lower than target, at which point the number of shares earned would be reduced to zero shares for each RSU) was $26,614,000. The three-year cumulative operating income at the maximum level (at which two shares would be earned for each unit) was $39,921,000. The actual three-year cumulative operating income level achieved, excluding certain one-time or unusual items, for the CUF division was $27,376,000, resulting in the vesting of 727 shares of stock for Mr. Chumbley with respect to his performance-based RSUs, which were then subject to a total shareholder return (TSR) moderator that decreased the number of shares earned by Mr. Chumbley by 25%. This resulted in a final performance-based award of 545 shares for Mr. Chumbley. The time-based RSUs granted to Mr. Chumbley under the fiscal 2020 LTIP also vested, resulting in the issuance of an additional 6,346 shares for Mr. Chumbley. The 6,891 total shares that vested during fiscal 2023 for Mr. Chumbley pursuant to the fiscal 2020 LTIP are shown in the “Option Exercised and Stock Vested” table herein.

Health and Welfare Plans

Our health and welfare benefit plans for fiscal 2023 were open to all full-time employees. Under each plan, the NEOs received either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive. For example, the amount of each individual’s Company-paid life insurance policy is based on his or her base salary.

Retirement Plans

401(k)

During fiscal 2023, participation in our tax-qualified 401(k) plan was available to all of our full-time employees over the age of 21 with at least three months of service. This plan allows our employees to save money for retirement in a tax-advantaged manner. All of our NEOs participated in this plan during fiscal 2023. For each participant, we contributed 100% of the first 4% of salary that the participant contributed to the plan. This is the level of matching contribution that the plan prescribes pursuant to changes implemented in January 2018.

Supplemental non-qualified deferred compensation plan

We provided a supplemental non-qualified deferred compensation plan during fiscal 2023 for all of our NEOs. Under the plan, each participant may elect to defer up to 100% of his or her annual base salary and/or annual incentive bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. In fiscal 2023, Mr. Culp received Company contributions to his plan account equal to 15% of his annual salary (unchanged from fiscal 2022), and Mr. Chumbley and Mr. Bowling each received Company contributions to their respective plan accounts equal to 12.5% of their annual salaries (unchanged from fiscal 2022). In addition to the aforementioned contributions, we made Company contributions to the accounts of four other executive officers who were plan participants in fiscal 2023.

The Company contributions made to our NEOs during fiscal 2023 under our supplemental non-qualified deferred compensation plan are reflected in the Nonqualified Deferred Compensation Table in the “Registrant Contributions in Last FY” and in the Summary Compensation Table in the “All Other Compensation” column. Contributions made to the plan by each NEO during fiscal 2023 are reflected in the Nonqualified Deferred Compensation Table in the “Executive Contributions in Last FY” columns.

Perquisites

We provide only very limited perquisites. During fiscal 2023, the only perquisites provided to our NEOs were an automobile allowance and an opportunity to voluntarily participate in an executive health program where the Company pays the cost of a comprehensive health assessment to address overall medical needs and assess health risk. The costs associated with these perquisites is included in the “All Other Compensation” column of the Summary Compensation Table under the caption “Executive Compensation - Summary Compensation Table” in this Proxy Statement and is more specifically described in footnote 2 thereof.

Severance Protection Plan

We have maintained a severance protection plan for many years that covers certain of our officers, including all of our current NEOs during fiscal 2023. The plan operates through written agreements we have with each officer. Under each of these agreements, the officer will be entitled to receive payment from the Company in certain circumstances if the officer’s employment terminates in anticipation of, or within a particular time period following, a change of control of our Company. The agreements are “double trigger”

arrangements that only allow an executive to receive a change of control severance payment if he or she is terminated without cause or can demonstrate an adverse change in his or her conditions of employment.

In each case, upon the officer’s qualifying termination of employment, the Company would pay the officer an amount that is approximately double his or her total cash compensation at the time of termination. Total cash compensation means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment (to the extent earned for such period) as well.

Each agreement also provides for an additional payment of one year’s total cash compensation to the officer in exchange for non-competition covenants. In no case, however, will the executive recipient receive more than the amount permitted by Section 280G of the US Internal Revenue Code relating to excess parachute payments. Thus, excise tax liabilities are avoided. For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our NEOs, see “Potential Payments upon Termination or Change of Control.”

Anti-Hedging and Anti-Pledging Policies

The Company maintains a policy that prohibits all executive officers, as well as all directors and certain other designated individuals, from hedging with respect to any of the Company’s securities. This includes a prohibition on purchasing any instrument or engaging in any transaction, including put options or forward-sale contracts, with the purpose of offsetting or reducing exposure to the risk of price fluctuations in Company securities. In addition, the Company’s policy strongly discourages executive officers, directors, and other designated individuals from pledging Company securities to secure a loan, including holding such securities in a margin account, unless such person has the clear financial capability to repay any associated loan without resort to the pledged securities. The Company policy requires advance notice and pre-clearance of any such pledge or margin transaction. None of the Company’s executive officers or directors have currently pledged any Company securities.

Consideration of Shareholder Advisory Vote and Changes for Fiscal 2024

At the Company’s 2022 annual meeting of shareholders, 81.5% of the shares for which votes were cast voted to approve the compensation paid to our NEOs. The Compensation Committee viewed this as an endorsement of the Company’s compensation philosophy and the compensation paid to its executives, although it recognized that the vote to approve was lower than previous Say-on-Pay votes. In response, steps have been taken to substantially expand and enhance disclosures, particularly in the “Compensation Discussion and Analysis” section of this Proxy Statement, about the Company’s pay-for-performance philosophy and alignment, including enhanced disclosure why the Committee believes fiscal 2023 NEO pay was supported based on strategic priorities, the Company's financial results, and other factors. The results of those changes are reflected above.

Over the past several fiscal years, the Committee has also taken action to enhance various aspects of its compensation program, including:

•
adding a relative total shareholder return (TSR) element to the performance criteria for the LTIP program for NEOs;
•
enhancing and expanding anti-hedging and anti-pledging policies;
•
modifying the change of control provisions of incentive compensation awards to a “double trigger,” requiring adverse consequences in addition to a change of control before accelerated vesting of compensation or other benefits;
•
adding a clawback feature to the annual incentive plan for NEOs to match the previously existing clawback feature in the LTIP award agreement; and
•
adopting share ownership and share retention requirement policies applicable to executive officers and board members.

Interactions with shareholders and shareholder advisory services, along with the 81.5% approval vote noted above, caused the Committee to believe the Company’s compensation program is generally well supported. Thus, many elements of the Committee’s approach to executive compensation for fiscal 2024 have remained consistent with the approach in fiscal 2023, with changes as noted below.

As described above, in fiscal 2022 the Committee implemented a new executive compensation philosophy to begin positioning base salaries and target short-term and long-term incentive award opportunities for NEOs at or near market 50th percentile (or median) levels, as compared to the Company’s peer group. This adjustment to the philosophy of targeted pay positioning was intended to be made through a series of adjustments over time, as warranted based on Company and individual performance, with the first adjustment to base salaries being implemented for fiscal 2022. The next step of this phased-in adjustment to pay positioning targets was intended to be implemented for fiscal 2023. However, in response to macroeconomic headwinds affecting the Company’s business, the Company temporarily implemented a salary freeze in fiscal 2023 for most employees with base salaries over $150,000, including all NEOs. This salary freeze remained in effect for all NEOs throughout fiscal 2023. As a result, and based on a peer group study undertaken by the independent compensation consultant in assessing fiscal 2024 compensation, the Committee believes NEO base salary levels remain well below the 50th percentile market level compared to the Company’s 2024 peer group, However, based on ongoing macro uncertainty and market volatility and in light of recent financial results, the Committee has delayed any further implementation of adjusting NEO pay to move towards the targeted pay positioning targets during fiscal 2024. Instead, the Committee determined that NEOs (other than Mr. Culp, as described below) would be eligible for modest merit increases under the fiscal 2024 executive compensation program, based on individual performance and consistent with increases provided to other employees.

Accordingly, in July 2023, the Committee took action to adjust the salaries of NEOs, effective August 1, 2023. Mr. Culp did not receive a salary increase at his request, in light of recent financial results for the Company that were below expectations. The salaries of Mr. Chumbley and Mr. Bowling were increased by four percent based on individual performance and contributions to the Company, in line with compensation adjustments provided for most employees (other than Mr. Culp) for fiscal 2024, but still well below the 50th percentile market level for base salaries compared to the Company’s 2024 peer group.

The annual incentive bonus program has been renewed for fiscal 2024. For all three reporting units, the fiscal 2024 annual incentive bonus program will be tied to measures of adjusted operating income, adjusted operating cash flow, and revenue (net sales), with an allocation of 60% adjusted operating income, 20% adjusted operating cash flow, and 20% revenue (a change from the fiscal 2023 program, where the bonus for the mattress fabrics and upholstery fabrics reporting units was based 80% on adjusted free cash flow and 20% on adjusted operating income, and the bonus for the executive shared services reporting unit was based solely on adjusted free cash flow). In addition, a negative moderator of 40% will be applied against any bonus earned by each reporting unit if the adjusted operating income for such reporting unit is below the threshold level for such reporting unit under the program (the fiscal 2023 program included a negative moderator of up to 20% for only the executive shared services reporting unit if the Company experienced a consolidated operating loss for the year, although the Committee exercised its discretion to apply a negative 20% moderator to the bonus earned by the upholstery fabrics reporting unit in fiscal 2023); provided, however, that no bonus will be earned by a reporting unit if the adjusted operating income for such reporting unit is significantly below the threshold level set for such reporting unit under the program. Adjusted operating cash flow is defined as cash flow from operations, adjusted for any non-recurring or extraordinary items. Annual incentive plan metrics were selected to reinforce the Company’s current strategic priorities for each reporting unit for fiscal 2024, including top line growth and margin improvement, a focus on a return to profitability in the second half of the fiscal year, and ongoing balance sheet management.

Consistent with the fiscal 2023 annual incentive program, the fiscal 2024 program consists of three measurement levels - threshold, target, and maximum – for performance goals and corresponding funding opportunities. Maximum bonus awards under the program are set at 200% of target bonus levels and threshold bonus awards under the program are set at 20% of target bonus levels (the same as fiscal 2023). Target annual adjusted operating income, adjusted operating cash flow, and revenue (net sales) levels for each reporting unit have been established by the Committee, and target bonus levels for all NEOs have been established, ranging from 70% to 100% of annual salary. The annual incentive bonuses under the plan, if any, will be paid in cash.

In developing the performance targets for the fiscal 2024 bonus program, the Committee carefully evaluated current and expected business conditions, as well as historical consolidated and divisional performance. Critical factors, such as the potential for continued macro-economic headwinds, inflationary pressures affecting consumer discretionary spending, and current demand trends for furniture and bedding, were also considered in setting the performance levels, and the Committee used wide performance ranges to address ongoing uncertainty and market volatility, along with challenging (stretch) performance targets that require significant improvement compared to performance in fiscal 2023.

The practice of granting long-term incentive equity awards is expected to be continued for fiscal 2024, but the fiscal 2024 program will not be determined and approved by the Committee until after the 2023 annual meeting, as the terms of the fiscal 2024 program may be affected by the outcome of the shareholder vote on the Amended and Restated Equity Incentive Plan at the 2023 annual meeting and, as such, any amounts to be awarded under such plan are not determinable at this time.

The supplemental non-qualified deferred compensation plan was also continued for fiscal 2024, with Company contributions to the account of Mr. Culp, Mr. Bowling, and Mr. Chumbley unchanged from fiscal 2023.

Conclusion

Our Compensation Committee has considered each of the elements of the named executive officers’ compensation as described above. It also has considered the total amounts of current compensation, retirement compensation, and potential compensation from equity awards and severance protection that these elements provide to the officers. The Committee believes the amount of each compensatory element and the total amount of compensation for each NEO is reasonable and appropriate in light of the officer’s experience and individual performance contribution, and our recent operational and financial results.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Compensation Committee.

Perry E. Davis, Chairman

John A. Baugh

Sharon A. Decker

Kimberly B. Gatling

Fred A. Jackson

Jonathan L. Kelly

SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid for fiscal 2023 and 2022 to our NEOs.

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position (a)	Year (b)	($) (c)*	($) (d)	($) (e)(1)	($) (f)	($) (g)**	($) (h)***	($) (i) (2)	($) (j)
Robert G. Culp, IV President and Chief Executive Officer	2023 2022	500,000 482,051	— —	282,049 499,996	— —	332,000 —	4,281 4,974	104,444 98,164	1,222,774 1,085,185

Boyd B. Chumbley President, Culp Upholstery Fabrics Division	2023 2022	284,341 277,052	— —	136,337 241,694	— —	254,770 —	15,604 18,340	47,478 56,603	738,530 593,689

Kenneth R. Bowling Executive Vice President, Chief Financial Officer, and Treasurer	2023 2022	290,000 279,077	— —	114,508 203,004	— —	134,792 —	8,811 10,358	63,424 59,213	611,535 551,652

* Base salary rates for NEOs in fiscal 2023 were unchanged from the salary rates set for NEOs during fiscal 2022. Fiscal 2023 salaries reported in column (c) of the Summary Compensation Table above show slight increases over fiscal 2022 salaries as a result of raises made in fiscal 2022 not being in effect for the entire fiscal year in fiscal 2022.

** Payments are made in the first quarter following completion of the fiscal year. The amounts shown in this column represent the cash bonus amounts that were awarded to the NEOs pursuant to the Company’s annual incentive program for the applicable year. Details of the Company’s fiscal 2023 annual incentive plan is described under the heading “Annual Incentive Plan” in the Compensation Discussion and Analysis section of this Proxy Statement.

*** Column (h) of the Summary Compensation Table shows the amount of interest earned during the fiscal year on the officer’s account balance under our supplemental non-qualified deferred compensation plan that the Securities and Exchange Commission considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The current rate, which is the rate for 30-year U.S. Treasury notes plus 2.5%, has been in place since fiscal 2003. For more information about this plan, see “−Non-Qualified Deferred Compensation” below.

(1)
The stock award values reflected in column (e) of the Summary Compensation Table are for restricted stock units we granted in fiscal 2023 and 2022. These values reflect the aggregate grant date fair value computed in accordance with ASC Topic 718 for fiscal 2023 and fiscal 2022 for equity-based awards granted to each NEO, with these awards calculated based on the probable level of achievement at the time of grant, excluding the effect of estimated forfeitures. The awards therefore reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 13 – “Stock-Based Compensation” to the financial statements included in our fiscal 2023 Annual Report on Form 10‑K. The potential maximum aggregate grant date fair value of these equity-based awards for fiscal 2023 is as follows: Mr. Culp: $493,588; Mr. Chumbley: $204,505; and Mr. Bowling: $171,767.

(2)
The following table shows the components of “All Other Compensation.”

	401(k) plan match ($)	Amount paid for group life insurance (a) ($)	Contribution to non-qualified deferred compensation plan ($)	Perquisites (b) ($)	Other (c) ($)	Total ($)
Culp	13,354	1,440	81,250	8,400	—	104,444
Chumbley	10,980	1,440	26,658	8,400	—	47,478
Bowling	11,600	1,440	39,584	10,800	—	63,424

(a)
The amount paid for life insurance consists of premiums for group life insurance that is generally available to all salaried full-time employees.

(b)
Perquisites for Mr. Culp and Mr. Chumbley consisted solely of an auto allowance of $8,400 each. Perquisites for Mr. Bowling were $8,400 for an auto allowance and $2,400 for the cost of his participation in a voluntary executive health program.

Grants of Plan-Based Awards

The following table provides information about the potential amounts payable to NEOs under the annual incentive and long-term incentive plans for fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)

Robert G. Culp, IV	8/10/2022 8/10/2022 8/10/2022	100,000 — —	500,000 — —	1,000,000 — —	— 8,361 —	— 41,806 —	— 83,612 —	— — 13,935	— 211,538 70,511
Boyd B. Chumbley	8/10/2022 8/10/2022 8/10/2022	39,808 — —	199,039 — —	398,078 — —	— 2,694 —	— 13,472 —	— 26,944 —	— — 13,472	— 68,168 68,168
Kenneth R. Bowling	8/10/2022 8/10/2022 8/10/2022	40,600 — —	203,000 — —	406,000 — —	— 2,263 —	— 11,315 —	— 22,631 —	— — 11,315	— 57,254 57,254
(1)
For a description of our annual incentive plan, see “Compensation Elements – Annual Incentive Plan.”
(2)
The amounts reported in these columns reflect performance-based restricted stock units granted to each NEO in fiscal 2023. These performance-based restricted stock units vest and convert into the right to receive 0.20 shares of common stock per unit at threshold performance, one share of common stock per unit at target performance, and two shares of common stock per unit at maximum performance if applicable performance goals are achieved for the three-year period of fiscal 2023 through fiscal 2025. No shares are earned for performance below the threshold level, with straight-line interpolation used to determine award funding in between designated levels.
(3)
The amounts reported in this column represent time-based restricted stock units granted to each NEO in fiscal 2023. These restricted stock units vest and convert into the right to receive one share of common stock per unit on July 11, 2025 if the participant continues providing services to the Company at the end of such three-year period.
(4)
These numbers reflect the aggregate grant date fair value of performance-based restricted stock units and time-based restricted stock units, as applicable, computed in accordance with ASC Topic 718 for fiscal 2023 for equity-based awards granted to each officer, with these awards calculated based on the probable level of achievement at the time of grant. The awards therefore reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards. For information about the relevant assumptions made in calculating compensation expense, please see note 13 – “Stock-Based Compensation” to the financial statements included in our fiscal 2023 Annual Report on Form 10‑K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our NEOs held as of the end of fiscal 2023.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(g)	(h)	(i)	(j)
Robert G. Culp, IV	8/06/2020 7/22/2021 8/10/2022 8/10/2022	43,143 (2) — 13,935 (2) —	235,561 — 76,085 —	— — (3) — 8,361 (4)	— — — 46,651

Boyd. B. Chumbley	8/06/2020 7/22/2021 7/22/2021 8/10/2022 8/10/2022	22,003 (2) 8,193 (2) — 13,472 (2) —	120,136 44,734 — 73,557 —	— — — (3) — 2,691 (4)	— — — — 14,693

Kenneth R. Bowling	8/06/2020 7/22/2021 7/22/2021 8/10/2022 8/10/2022	17,357 (2) 6,882 (2) — 11,315 (2) —	94,769 37,576 — 61,780 —	— — — (3) — 2,263 (4)	— — — — 12,356

(1)
We calculated these values using a price of $5.46, the closing price per share of our common stock on the New York Stock Exchange as of April 28, 2023, the last trading day of fiscal 2023.
(2)
The time-based restricted stock units in this grant vest and convert into the right to receive one share of common stock per unit at the end of the applicable vesting period (August 6, 2023, for awards granted on August 6, 2020; July 12, 2024, for awards granted on July 22, 2021, and July 11, 2025, for awards granted on August 10, 2022); provided that the participant continues providing services to the Company at the end of such period.
(3)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a service and financial performance period of three fiscal years, beginning with the year that includes the date of grant of July 22, 2021. The number of shares that can be earned and vested is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is zero shares, with shares being earned and vested only if financial performance exceeds the threshold level. Accordingly, if financial performance for the previous years was at or below threshold, zero shares and no value are shown.
(4)
The performance-based restricted stock units in this grant result in shares being earned, if at all, over a service and financial performance period of three fiscal years, beginning with the year that includes the date of grant of August 10, 2022. The number of shares that can be earned and vested is based on whether certain pre-established cumulative performance levels as defined in the award agreement are met during the three-year performance period. The numbers of shares shown in column (i) and the values shown in column (j) are based upon the Company’s financial performance in previous fiscal years that are included in the performance period for the grant as compared to the payout levels for the grant, with values calculated using the closing price of the Company’s common stock at the most recent fiscal year-end. The threshold payout level for this grant is 0.20 shares per restricted stock unit, with shares being earned and vested only if financial performance is at or above the threshold level. The amounts for these outstanding restricted stock units are presented at threshold performance level.

Option Exercises and Stock Vested

The following table provides information about stock options exercised and common stock acquired on vesting by the NEOs in fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Culp, IV	—	—	8,518	43,442
Boyd B. Chumbley	—	—	6,891	35,144
Kenneth R. Bowling	—	—	4,922	25,102

(1)
Value realized based on $5.10 per share, the closing price of our common stock on July 21, 2022, the trading day the stock award vested.

The shares acquired and value realized shown in the “Stock Awards” columns in the table above for Mr. Chumbley reflect shares that vested during fiscal 2023 and were awarded to the NEOs pursuant to the Company’s fiscal 2020 LTIP program that granted restricted stock units to the NEOs for the fiscal 2020 – 2022 performance period, as described in detail under the heading “Long-Term Incentive Awards” in the Compensation Discussion and Analysis section of this Proxy Statement.

Nonqualified Deferred Compensation

We maintain a supplemental nonqualified deferred compensation plan for certain management employees. The following table provides information about amounts we contributed to the NEOs’ plan accounts in fiscal 2023, voluntary contributions to the plan by the NEOs, and the NEOs’ earnings under the plan. The last column shows each NEO’s total account balance as of the end of fiscal 2023.

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings (Losses) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)	(f)
Robert G. Culp, IV	—	81,250	19,470	—	683,074
Boyd. B. Chumbley	9,843	26,658	53,281	—	936,985
Kenneth R. Bowling	—	39,584	30,129	—	545,763

(1)
All amounts in this column are included in column (i), “All Other Compensation,” of the Summary Compensation Table on page 37.
(2)
Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” of the Summary Compensation Table: Mr. Culp: $4,281; Mr. Chumbley: $15,604; and Mr. Bowling: $8,811.

Under the plan, each participant may elect to defer up to 100% of his or her annual salary or bonus into the participant’s plan account. In addition, we have the ability to make Company contributions in any amount to any participant’s account. For fiscal 2023, Mr. Culp received Company contributions equal to 15% of his annual salary (unchanged from fiscal 2022), and Mr. Chumbley and Mr. Bowling each received Company contributions equal to 12.5% of their annual salaries (unchanged from fiscal 2022). We have also agreed to pay each officer’s share of social security taxes on the amount of our contributions. In addition to the aforementioned contributions, we made Company contributions to the accounts of four other executive officers who were plan participants in fiscal 2023.

Our Compensation Committee sets the rate of interest for plan accounts. The current interest rate, set in fiscal 2003, is equal to the rate for 30-year U.S. Treasury notes plus 2.5%. We currently compound interest on a monthly basis.

In general, if a participant’s employment terminates for any reason other than death, the participant will receive his or her account balance in a lump sum payment within 30 days after termination. However, certain participants who are officers or shareholders of our Company, including all of the NEOs listed above, must wait six months after termination before receiving a distribution from the plan.

If a participant dies, we will pay the participant’s account balance to his or her beneficiary in a single lump sum within 30 days.

A participant may request to receive an early distribution of all or a portion of the participant’s account balance if he or she suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant’s control. A committee consisting of the chief executive officer, the chief financial officer and the head human resources officer has sole discretion to grant or deny such requests.

In addition, we have the right to terminate the plan at any time and distribute all account balances. If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

Because this is a nonqualified plan, benefits are unsecured. This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

At the end of fiscal 2023, the Company was party to change of control and non-competition agreements with all of our NEOs.

The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company. The agreements are not ordinary employment agreements. Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance. Each agreement has a rolling three-year term.

Under these agreements, any of the following events would be a “change of control”:

•
any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);
•
a merger or consolidation involving us and another entity, if we are not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;
•
our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or
•
a change in the majority of our directors that our directors have not approved.

Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

(1)
the officer is terminated in anticipation of the change of control,
(2)
the officer is terminated within three years after the change of control for any reason other than death, disability or for cause, or
(3)
the officer terminates his or her employment during that three-year period following the change of control because we (or our survivor) change his or her employment conditions in a negative and material way.

Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times the officer’s total compensation. “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs. In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well. However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Each agreement currently allows the officer to choose whether to receive the officer’s change of control payment in a single lump sum or in equal monthly installments over the thirty-six month period following termination.

The agreements also provide for an additional payment of one year’s total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer’s employment terminates following a change of control. Under these covenants, each officer agrees not to compete with us or solicit our customers or employees for 12 months following termination. The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

The following table estimates the total amounts we would owe to our current NEOs under these agreements if there had been a change of control (and all agreements had been in effect at that time), and the officers had been terminated, on April 30, 2023, the last day of fiscal 2023.

Estimated Payments under Change of Control and Non-competition Agreements

Name	Change of Control Payment ($)	Non- Competition Payment ($)	Total Payment ($)
Robert G. Culp, IV	$1,990,000	$1,000,000	$2,990,000
Boyd B. Chumbley	$961,963	$483,398	$1,445,361
Kenneth R. Bowling	$981,070	$493,000	$1,474,070

In addition, as disclosed above, our named executive officers have received restricted stock units under our 2015 Equity Incentive Plan, pursuant to our LTIP program. If a change in control (as defined in the 2015 Equity Incentive Plan) occurred, followed by an adverse triggering event of the type described above for the change of control and non-competition agreements, then the restricted stock units under this program would immediately vest at the target level. These restricted stock unit awards are described in more detail under the caption “Compensation Discussion and Analysis—Long-Term Incentive Awards,” and are disclosed in the “Stock Awards” columns of the “Outstanding Equity Awards at Fiscal Year-End” table. If a change in control had occurred as of the end of our most recent fiscal year and based upon the price of our common stock on that date, the following NEOs would have received stock with the following values: Mr. Culp: $724,990; Mr. Chumbley: $356,718; and Mr. Bowling: $293,475. However, to the extent any such payment would constitute a parachute payment under Section 280G of the federal tax code, it would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Also, the Company’s annual incentive awards and long-term incentive awards are covered by award agreements that pay amounts to award recipients if the recipient dies or becomes disabled during the term of the award such that vesting will become accelerated to the date of death or disability. These plans and awards are described in more detail above in Compensation Discussion and Analysis under the headings for “Annual Incentive Plan” and “Long-Term Incentive Awards.” Under the annual incentive plan award agreement, a bonus would be paid upon death or disability in the amount of an award recipient’s target bonus opportunity. Under the long-term incentive plan award agreement, vesting of restricted stock units is accelerated upon death or disability such that the award recipient would be issued one share of common stock for each time-vested restricted stock unit, and at the target number of shares for each performance-based unit. If the employment of our NEOs had terminated due to death or disability as of the end of our most recent fiscal year and based on the price of our common stock on that date, our NEOs would have received stock pursuant to long-term incentive awards valued at the same amounts disclosed in the immediately preceding paragraph with regard to a change of control as of the same date. In addition, if the employment of our NEOs had terminated due to death or disability as of the end of our most recent fiscal year, the following NEOs would have received cash payments pursuant to annual incentive plan awards in the following amounts: Mr. Culp: $500,000; Mr. Chumbley: $199,039; and Mr. Bowling: $203,000.

CEO Pay Ratio

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (the “SEC”) has adopted a rule requiring annual disclosure of a reasonable estimate of the ratio of the total annual compensation of our principal executive officer (‟PEO”) to the total annual compensation of the employee of our company and its subsidiaries who is determined to have the median compensation of, generally, all such employees (excluding the PEO). The rule also requires annual disclosure of this median employee’s total compensation for the year and the PEO’s total compensation for the year, in each case as determined in accordance with the rules governing the presentation of total compensation of the NEOs in the summary compensation table presented on page 37 of this Proxy Statement. Our PEO for fiscal 2023 is Mr. Culp.

SEC rules require a company to identify the median-compensated employee only once every three years, absent material changes to the employee population, compensation programs, or median-compensated employee’s status during that period that would reasonably be expected to result in a significant change in the pay ratio. We previously identified our median-compensated employee in fiscal 2021, and there were no material changes in such areas in fiscal 2023 that would reasonably be expected to result in a significant change in the pay ratio. Accordingly, we have used the same employee for calculating the ratio for fiscal 2023.

For fiscal 2023, we calculated the median-compensated employee’s total fiscal 2023 compensation in accordance with the rules governing the presentation of total compensation of the named executive officers in the summary compensation table. Based on this methodology, the fiscal 2023 total annual compensation for the median-compensated employee was $37,039. As reported on page 37 of this Proxy Statement, the fiscal 2023 total annual compensation of our PEO, Mr. Culp, was $1,222,774, resulting in a ratio of the PEO’s total compensation to the median-compensated employee’s total compensation of approximately 33:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the ‟compensation actually paid” as determined in accordance with Item 402(v) of Regulation S-K, of our NEOs and certain financial performance measures of our Company.

The table presents ‟compensation actually paid” in accordance with the requirements of the SEC rule for ‟smaller reporting companies.” As identified in the footnotes to the table, the determination of ‟compensation actually paid” includes adjustments to reflect, among other things, period-to-period changes in the value of unvested equity awards. Accordingly, such amounts do not reflect the value of compensation actually delivered to, or received by the PEOs or the Non-PEO NEOs, in the period reported in the table, as the amount of actual compensation received by any executive officers depends on whether the executive officer satisfies the conditions for vesting of any such award, the extent to which performance conditions for performance-based awards are satisfied, and the value of our common stock on the date such awards vest. Additionally, the calculation of ‟compensation actually paid” differs significantly from the Summary Compensation Table calculation of compensation and the way in which the Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. You should refer to the Compensation Discussion and Analysis section for a complete description of how executive compensation relates to our performance and how the Committee makes its compensation decisions.

Pay versus Performance

Fiscal Year	Summary Compensation Table Total for First PEO (1) ($)	Summary Compensation Table Total for Second PEO (2) ($)	Compensation Actually Paid to First PEO (1) (3) ($)	Compensation Actually Paid to Second PEO (2) (3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (4) $	Average Compensation Actually Paid to Non-PEO NEOs (3) $	Value of Initial Fixed $100 Investment Based on Total Shareholder Returns (5) $	Net Loss (6) (in thousands) $
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)
2023	1,222,774	—	962,083	—	675,033	582,028	40.24	(31,520)

2022	1,085,185	574,932	187,916	522,548	536,084	182,213	47.61	(3,211)
(1)
Robert G. Culp, IV served as President and Chief Executive Officer during all of fiscal 2022 and fiscal 2023 and is identified as First PEO in the table. Mr. Culp has served as the sole principal executive officer since July 23, 2021 and prior to that, served as co-principal executive officer with Franklin N. Saxon.
(2)
Franklin N. Saxon served as Executive Chairman from January 1, 2020 until September 1, 2022 and served as co-principal executive officer from January 1, 2020 until July 22, 2021. Mr. Saxon continued to serve as an executive officer of the Company until September 1, 2022. Mr. Saxon is identified as Second PEO in the table.

(3)
Deductions from, and additions to, total compensation in the summary compensation table, by year to calculate ‟compensation actually paid” include:

	(Fiscal 2023)	(Fiscal 2023)	(Fiscal 2022)	(Fiscal 2022)	(Fiscal 2022)
	First PEO	Average Non-PEO NEOs	First PEO	Second PEO	Average Non-PEO NEOs
	($)	($)	($)	($)	($)
Total Compensation for Summary Compensation Table	1,222,774	675,033	1,085,185	574,932	536,084

Adjustments for Equity Awards **

Adjustment for grant date values in summary compensation table	(282,049)	(125,423)	(499,996)	—	(204,828)
Year-end fair value of unvested awards granted in current year	76,085	67,669	—	—	44,856
Year-over-year difference of year-end values for unvested awards in prior years	(43,143)	(27,218)	(397,273)	(52,384)	(198,933)
Fair values at vest date for awards granted and vested in current year	—	—	—	—	—
Difference in fair values between year-end fair values and vest date fair values for awards granted in prior years	(11,584)	(8,033)	—	—	5,034
Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—
Dividends or dividend equivalents not otherwise included to total compensation	—	—	—	—	—

Total adjustments for equity awards	(260,691)	(93,005)	(897,269)	(52,384)	(353,871)

Compensation Actually Paid (as calculated)	962,083	582,028	187,916	522,548	182,213

** The methodology associated with the equity valuation assumptions for calculating ‟compensation actually paid” are not materially different from grant date methodology, with both using the Monte Carlo simulation model.

(4)
The dollar amounts reported in Column (d) represent the average amounts reported for our Company’s named executive officers as a group (excluding Mr. Culp) as shown in our ‟Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows: for 2023, Mr. Chumbley and Mr. Bowling; and for 2022, Mr. Chumbley, Mr. Bowling, and Cassandra J. Brown.
(5)
The dollar amounts reported in column (f) represent the Company’s total shareholder return ‟TSR” for the period beginning on the last trading day of the year preceding the earliest year presented in the table and ending the last day of the covered year, which includes the reinvestment of dividends paid on our common stock during the relevant period.
(6)
The dollar amounts reported in column (g) represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Graphical Presentations of the Relationship of Executive Compensation to Certain Performance Measures

The following charts present the relationship for the periods presented in the foregoing table between the “compensation actually paid” for each of the PEOs and the average “compensation actually paid” for the Non-PEO NEOs and each of the Company’s TSR and net loss.

Relationship of Executive Compensation Actually Paid to TSR of the Company

Relationship of Executive Compensation Actually Paid to Net Loss

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company do not receive additional compensation for service as directors. For fiscal 2023, we paid our directors who were not employees of the Company at any time during the fiscal year the following compensation:

•
an annual cash retainer, paid in quarterly installments, based on a fee of $60,000 for the Lead Director and $55,000 for the other non-employee directors.
•
a grant of shares under our 2015 Equity Incentive Plan, issued in quarterly installments, with an aggregate annual value of $60,000 for the Lead Director and $55,000 for the other non-employee directors. The number of shares granted each quarter is the number of shares valued at 25% of the yearly stock grant amount, determined with reference to the closing price of the Company’s common stock on the quarterly grant date, which resulted in quarterly grants made on each of July 1, 2022, October 3, 2022, January 3, 2023, and April 3, 2023 that totaled an aggregate of 12,847 shares to Mr. Jackson, 11,776 shares each to Mr. Davis, Ms. Decker, Mr. Baugh, Ms. Gatling, and Mr. Kelly. The number of shares issued to each director with respect to each quarterly grant was based upon closing prices of $4.24 per share, $4.57 per share, $4.70 per share, and $5.29 per share at the quarterly dates of grant of July 1, 2022, October 3, 2022, January 3, 2023, and April 3, 2023, respectively.

The following table shows the total compensation earned by our directors in fiscal 2023, other than Mr. Culp, who did not receive any additional compensation for his service as director.

	Fees earned or paid in cash		Stock Awards	Nonqualified deferred compensation earnings	All other compensation	Total
Name	($)		($)	($)	($)	($)
(a)	(b)		(c) (1)	(f)(2)	(g)(3)	(h)
John A. Baugh	55,000		55,000	—	—	110,000
Perry E. Davis	55,000		55,000	—	—	110,000
Sharon A. Decker	55,000		55,000	—	—	110,000
Kimberly B. Gatling	55,000		55,000	—	—	110,000
Fred A. Jackson	60,000		60,000	—	—	120,000
Jonathan L. Kelly	55,000		55,000	—	—	110,000
Franklin N. Saxon (4)	—	(5)	—	76,594	291,667	368,261

(1)
The amounts reflected in this column are the grant date fair value of the immediately vested common stock awarded to our directors, computed in accordance with ASC Topic 718. For information about the relevant assumptions made in calculating the expense, please see note 13 – “Stock-Based Compensation” to the financial statements including in our fiscal 2023 Annual Report on Form 10-K.

(2)
The amount reflected in this column shows the amount of interest earned during the fiscal year on Mr. Saxon’s account balance under our supplemental non-qualified deferred compensation plan that the Securities and Exchange Commission considers to be “above market.” The Compensation Committee is responsible for setting this interest rate. The current rate, which is the rate for 30-year U.S. Treasury notes plus 2.5%, has been in place since fiscal 2003. Mr. Saxon was eligible to participate in this plan by virtue of his status as an executive officer of the Company. Company contributions to the account of Mr. Saxon were discontinued during fiscal 2021. For more information about this plan, see “−Non-Qualified Deferred Compensation” above.

(3)
Mr. Saxon served as an executive officer of the Company until September 1, 2022 and continues to provide advice, strategic planning, and consulting services to the Company, separate from his services as Chairman of the Board. Prior to resigning as an executive officer of the Company, Mr. Saxon did not receive any fees for his service as a director to the Company, and Mr. Saxon did not receive any severance payments in connection with his departure from his role as an executive officer of the Company. The amount reflected in this column is compensation for all of the services Mr. Saxon provided to the Company from September 2, 2022 through April 30, 2023, including for serving as the Chairman of the Board. The Compensation Committee did not allocate a specific portion of this compensation to Mr. Saxon’s role as Chairman of the Board, but considered the entire amount to be compensation for all of the services Mr. Saxon provided to the Company during this time period.

(4)
Prior to his resignation as an executive officer of the Company on September 1, 2022, in fiscal 20223, Mr. Saxon was paid $169,615 in salary and $13,042 in other compensation, which consisted of $6,662 in 401(k) plan matching contributions, $480 in group life insurance premiums and $5,900 in perquisites, consisting of $3,500 for an auto allowance and $2,400 for the cost of his participation in a voluntary executive health program. His total compensation for fiscal 2023, including the amounts reported in the table above, was $550,918.

(5)
See the amount reported in column (g) to this table, along with footnote (3) to this table, for a description of the fees earned by Mr. Saxon, which include fees for his service as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Davis (Chairman), Mr. Baugh, Ms. Decker, Ms. Gatling, Mr. Jackson, and Mr. Kelly. None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All transactions between the Company and related parties are reviewed and approved by our Audit Committee, which is made up entirely of independent directors. We collect information about related party transactions from our officers and directors through annual questionnaires distributed to officers and directors. Each director and officer agrees to abide by our Code of Business Conduct and Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and the officer or director must be reported to the Audit Committee and is subject to approval by the Audit Committee if and when appropriate. The Code of Business Conduct and Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer, or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company. The Audit Committee’s charter provides that the Audit Committee will review, investigate, and monitor matters pertaining to the integrity or independence of the Board, including related party transactions. The Audit Committee reviews and makes determinations about related party transactions or other conflicts of interest as they arise, and in addition the Audit Committee conducts an annual review of all related party transactions each fiscal year. Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Code of Business Conduct and Ethics, which states that such transactions will only be approved when the Audit Committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest. The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors. The transaction described below was reviewed and approved by the Audit Committee using the Company’s policies and procedures described herein.

Lease Transactions. During most of fiscal 2023, the Company leased an industrial facility in High Point, North Carolina, totaling 63,522 square feet from a partnership owned by the mother of Robert G. Culp, IV. The lease was assumed by the Company in connection with its August 2008 acquisition of the knitted mattress fabrics operation of Bodet & Horst USA, LP, as the leased facility contained the fabric manufacturing operations of Bodet & Horst. On March 23, 2023, we terminated this lease agreement in connection with the restructuring and rationalization of our domestic sewn mattress cover operation. Prior to the termination of the lease agreement, rent payments totaled $123,000, $148,000, and $151,000 in fiscal 2023, 2022, and 2021, respectively. In accordance with the termination of the lease agreement, the company was reimbursed $67,000 for leasehold improvements we made to the leased property. The Company believes that prior to termination of the lease agreement, the terms of the lease were no less favorable to the tenant than could have been obtained in arm's length transactions with unaffiliated persons.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, any persons who hold more than ten percent of the Company’s common stock and certain trusts (collectively, “insiders”) to report their holdings of and transactions in the Company’s common stock to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any late filings and any failures to file that occurred in fiscal 2023. Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC’s rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that during fiscal 2023, its insiders complied with all applicable Section 16(a) reporting requirements, except for the inadvertent failure to timely file a Form 4 for each of Mr. Bowling, Ms. Brown, Mr. Chumbley, Mr. Culp, Ms. Durbin, Mr. Gallagher, and Ms. Huffman with respect to the vesting of certain restricted stock units which vested for each such insider on July 21, 2022 (with each such Form 4 being filed approximately twenty business days late for each insider).

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports and information, systems of internal controls, and accounting, auditing, and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company’s internal auditor report directly to and meet with the Audit Committee.

Management has the primary responsibility for financial statements and the reporting process. The Company’s firm of independent auditors, which for fiscal year 2023 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended April 30, 2023. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management. The Audit Committee also has considered whether Grant Thornton’s provision of non-audit services, if any, to the Company is compatible with the concept of auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2023, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Audit Committee.

John A. Baugh, Chairman

Perry E. Davis

Sharon A. Decker

Kimberly B. Gatling

Fred A. Jackson

Jonathan L. Kelly

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in fiscal 2023 and fiscal 2022.

	Fiscal 2023	Fiscal 2022
Audit Fees	$590,000	$555,806
Audit-Related Fees (1)	$—	$21,410
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$590,000	$577,216

(1)
Audit-Related fees for fiscal 2022 primarily consists of fees for assistance with IT control matters related to testing system access.

The Audit Committee’s policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee pre-approved 100% of the services provided by Grant Thornton during fiscal 2023.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board is responsible for the appointment, compensation, and retention of our independent auditors. Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2023. The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2024. If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

Grant Thornton LLP has served as the independent auditor for the Company since 2007. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders’ questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of

Grant Thornton LLP as independent auditors for fiscal year 2024.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 require that shareholders vote on an advisory resolution approving the compensation of the Company’s named executive officers (NEOs). A list of NEOs is provided in the “Summary Compensation Table” on page 37. This advisory vote, commonly referred to as a Say on Pay vote, is non-binding.

As outlined in the Compensation Discussion and Analysis section beginning on page 21, the primary purpose of the Company’s executive compensation program is to reinforce key business and strategic objectives in support of long-term value creation. To that end, the fiscal 2023 compensation program focused on four objectives:

•
Embracing a pay-for-results philosophy. Total pay is aligned with Company performance success through the use of management incentives;
•
Attracting and retaining management with the knowledge, skills, and ability to lead the Company successfully;
•
Fairly compensating management for their service to the Company, which in turn helps to retain and motivate them; and
•
Aligning the long-term interests of management with those of our shareholders by providing at least half of long-term incentive award opportunities in the form of performance-based restricted stock units tied to the cumulative adjusted operating income goals over a multi-year period, with any earned awards paid in stock and subject to adjustment based on the Company’s three-year total shareholder return relative to industry peers.

Our Compensation Committee, which is comprised exclusively of independent directors, implemented a new executive compensation philosophy in fiscal 2022 to gradually increase base salaries and target short-term (annual) and long-term incentive award opportunities for our NEOs to be more in line with market 50th percentile (or median) levels, as compared to the Company’s peer group, while continuing to place significant emphasis on variable pay to help align executive pay with performance and long-term shareholder value creation. This adjustment to the prior philosophy of targeted pay positioning was intended to be made through a series of adjustments over time, with the first adjustment to base salaries being implemented in fiscal 2022. Following this first adjustment, base salaries for NEOs were set at levels that were still generally believed, based on a peer group benchmarking study undertaken in assessing fiscal 2022 compensation, to remain well below the 50th percentile market level compared to the Company’s fiscal 2022 peer group. This was consistent with the multi-year phase in for adjustments to the new targeted pay positioning. The next step of this phased-in compensation adjustment to pay positioning targets was intended to be implemented for fiscal 2023. However, near the end of fiscal 2022, in response to ongoing macroeconomic headwinds affecting the Company’s business, the Company temporarily implemented a freeze on base salaries for most employees with base salaries over $150,000, including all of the NEOs, which freeze was maintained for NEOs throughout fiscal 2023. Based on these considerations, our executive compensation program for fiscal 2023 generally comprised:

•
Freezing base salaries at 2022 levels, which are generally believed to be well below the 50th percentile market level compared to the Company’s fiscal 2023 peer group;
•
Setting challenging financial targets for annual incentives, requiring significant year-over-year improvement for each reporting unit to achieve a target payout, despite ongoing economic headwinds;
•
Setting challenging performance goals for the fiscal 2023 long term incentive program, which require significant improvements in profitability versus actual results for both fiscal 2022 and for the cumulative three-year period ending in fiscal 2022 to achieve a target payout; and
•
Using a combination of performance-based and time-based awards for long-term incentives in order to align executive pay with the Company’s longer-term success and shareholder interests, while incentivizing our key employees to remain with the Company.

Relying on these three factors, the Compensation Committee developed a fiscal 2023 compensation program that included a mixture of fixed, performance-based, and time-based compensation. Fixed compensation reflects a salary freeze in effect, with no changes made to NEO base salaries during fiscal 2023. It also reflects each executives’ performance and contribution to the Company in the fiscal year prior to the year in which such base salaries were previously set (i.e., fiscal 2021), each executives’ responsibilities and tenure, the Company’s financial performance, market conditions which continue to be adversely affected by macroeconomic conditions, and management’s recommendations. Performance-based compensation includes annual bonuses tied to achievement of pre-established, short-term financial goals and equity awards designed to align executives’ long-term interests with those of shareholders. Time-based compensation includes equity awards designed to retain key executives and align executives’ long-term interests with those of shareholders. The Company encourages shareholders to read the Executive Compensation section of this Proxy

Statement for additional information on compensation policies and procedures for the fiscal 2023 year, as well as changes for the fiscal 2024 executive compensation program. This material is found on pages 21 to 36.

In addition, our corporate culture and compensation philosophy call for rewarding successful results, rather than effort, through performance-leveraged and variable incentives. Our compensation program for fiscal 2023 was intended to support the following:

•
continuing to be a market leader in product innovation in our industry;
•
not making any changes to performance goals for outstanding short-term and long-term incentive awards, despite significant industry and macroeconomic headwinds;
•
a planned and disciplined approach to managing our business and the utilization of capital;
•
maintaining a strong focus on cash generation, balance sheet management, and shareholder returns;
•
carefully managing equity incentive plan share usage, with grant date long-term incentive award values for fiscal 2023 set well below the target award levels that would have been produced using our historical methodology, which methodology was adjusted for fiscal 2023 due to the decline in Company stock price and to help manage equity share plan usage;
•
prudent/calculated risk taking;
•
providing only very limited perquisites;
•
being more team-oriented than individual accountability oriented;
•
decision making that is decentralized as pertains to sales, marketing, and operations, and centralized as pertains to strategic matters; and
•
a balanced perspective between short-term and long-term incentives and goals.

Because the Board of Directors and the Compensation Committee believe these compensation policies, procedures, and our corporate culture and compensation philosophy advance the Company’s short- and long-term interests, the Board recommends an advisory vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosures in the Company’s proxy statement for the 2023 annual meeting of shareholders.”

While this vote is not binding on the Board of Directors, the Compensation Committee will consider the vote results when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the Company’s executive compensation.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE SAY-ON-PAY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934 also require shareholders to provide an advisory vote regarding how frequently Say-on-Pay votes on executive compensation should occur. This advisory vote is required to be held this year and at least once every six years. Shareholders may vote to hold Say-on-Pay votes once a year, once every two years, or once every three years, and may also abstain from voting. This advisory vote is non-binding.

After careful consideration, the Board of Directors has determined that an annual advisory vote on executive compensation is in the best interests of the Company, and therefore recommends that shareholders vote every “one year” for the frequency of future Say-on-Pay votes on executive compensation.

In addition to allowing shareholders to frequently express their opinions regarding the Company’s compensation policies and procedures, holding Say-on-Pay votes on an annual basis furthers the Company’s policy of being responsive to shareholders.

The Board will take the results of this vote into account in determining how frequently to call for future Say-on-Pay votes on executive compensation. However, because this vote is advisory and does not bind the Board of Directors in any way, the Board may determine that it is in the best interests of the Company to hold Say-on-Pay votes more or less frequently than the option recommended by this shareholder vote.

The Board of Directors recommends a vote to hold Say-on-Pay votes every “ONE YEAR.”

PROPOSAL 5 : APPROVAL OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN

We are asking shareholders to approve the Culp, Inc. Amended and Restated Equity Incentive Plan (the “Amended Plan”), which amends and restates the Culp, Inc. 2015 Equity Incentive Plan previously approved by shareholders in 2015 (the “original plan”). The Board has approved the Amended Plan and recommends that shareholders approve it. If approved by shareholders, the Amended Plan will become effective September 27, 2023.

Equity-based awards are a key component of our compensation program for executives and other employees and our pay-for-performance philosophy. They also facilitate our ability to attract, retain and motivate key employees and align their interests with those of our shareholders. Over the past several years, our senior officers have received half of target long-term incentive award opportunities (and more than half in the case of our CEO) in the form of performance-based grants tied to multi-year goals in support of long-term value creation. Our current available pool under the original plan is not sufficient to fund ongoing equity grants at market-competitive levels. Approval of the Amended Plan will allow us to continue to provide equity-based awards to reinforce key strategic objectives, enhance retention and remain competitive in a tight labor market. The Amended Plan also incorporates a number of corporate governance best practices as noted below that promote alignment with shareholder interests.

The Amended Plan contains the following significant changes from the original plan provisions:

•
960,000 additional shares of common stock authorized for issuance;
•
Clarifying updates to confirm (a) required one-year minimum vesting period for awards, with limited exceptions and (b) no payment of dividends on any unvested awards;
•
New non-employee director compensation limit;
•
Revised individual award limits;
•
No plan sublimit on full value awards; and
•
The term of the Amended Plan will expire September 27, 2033.

In addition, several other administrative changes are reflected in the Amended Plan, including changes to address the elimination by the Tax Cuts and Jobs Act of 2017 of the exemptions from Section 162(m) of the US Internal Revenue Code (the “Code”).

Additional Shares to be Authorized under the Amended Plan

We are seeking your authority to make an additional 960,000 shares available for awards under the Amended Plan. Shareholders previously authorized 1,200,000 shares for use under the original plan. The original plan is the only equity incentive plan of the Company under which there are existing equity awards outstanding and available for grant. As of August 8, 2023, there were 207,650 shares available for future equity grants under the original plan and a total of 307,576 shares represented by outstanding equity awards, of which 146,731 are in the form of time-based Restricted Stock Units and 160,845 are in the form of performance-based Restricted Stock Units (where 160,845 shares for such performance-based Restricted Stock Units represent the target number of shares that could be issued if certain performance targets are met, though none of these 160,845 performance-based restricted stock unit shares are currently expected to vest due to challenging financial measures that are unlikely to be met). There are no outstanding appreciation awards (options and SARs) under the original plan. If approved, a total of 2,160,000 shares would be authorized under the Amended Plan, with 1,167,650 shares unused and available for future grants.

If shareholders do not approve the Amended Plan, we may continue to grant awards under the original plan until its expiration until the earlier of July 14, 2025 or the date that shares authorized for issuance under the original plan are completely depleted. However, if shareholders do not approve the Amended Plan, we may not have enough shares in the reserve to grant awards to our employees, consultants and non-employee directors in fiscal 2024 and beyond at the same levels at which we have historically granted, which could materially impact our ability to attract, motivate and retain talented individuals, require us to use additional cash to compensate employees and directors in lieu of equity awards and put us at a competitive disadvantage compared to peer companies.

In setting the number of proposed additional shares issuable under the Amended Plan, the Compensation Committee and the Board considered a number of factors, including:

Shares currently available and proposed to be available: The proposed additional shares, together with shares currently available, are expected to be sufficient, based on historical granting practices, the recent trading price of our common stock, and other modeling assumptions, to fund four to five years of additional target annual grants. Actual share usage may vary based on future participation levels, grant date stock prices, and funding levels for performance-based awards.

Historical equity award granting practices: Our three-year average share usage rate (commonly referred to as burn rate) is 1.16%, which is significantly lower than the industry benchmark established by Institutional Shareholder Services group of companies (ISS).

Impact of total outstanding equity awards and dilution: As of August 8, 2023, our equity plan overhang percentage (defined as the sum of outstanding equity awards (at target) plus shares available for future grant, divided by common shares outstanding), was equal to 4.1%. The proposed request for 960,000 additional shares is equal to 7.7% of our current common shares outstanding, which is within the range of share requests disclosed by our industry peers over the past several years. If the proposed request for 960,000 additional shares under the Amended Plan is approved by shareholders, our total overhang would equal approximately 11.8% of common shares outstanding.

Highlights of the Amended Plan

The Amended Plan includes a number of provisions that we believe closely align our equity compensation arrangements with the interests of our shareholders, including the following features:

•
No discounted awards. The exercise price of options or stock appreciation rights (“SARs”) must be at least equal to the fair market value of our common stock on the date of grant.
•
No evergreen provision. There is no evergreen feature under which the shares authorized for issuance under the Amended Plan can be automatically replenished.
•
No repricing or replacement without shareholder approval. The Amended Plan does not permit repricing of options or share appreciation rights or the exchange of underwater options or share appreciation rights for cash or other awards with an exercise price that is less than the exercise price of the original awards without shareholder approval, except in connection with certain corporate transactions involving Culp or a change in control.
•
No liberal share recycling. Shares delivered to or withheld by the Company to pay the exercise price or withholding taxes in connection with an award, and shares granted but not issued in connection with the net settlement of stock appreciation rights, may not again be available for issuance as future awards under the Amended Plan.
•
Minimum one year vesting. Awards are subject to a minimum vesting period of one year, subject to limited exceptions.
•
No payment of dividends on unvested awards. The Amended Plan prohibits the payment of dividends on unvested awards. Dividends payable on restricted stock are required to be reinvested in additional restricted stock subject to the same restrictions.
•
No automatic acceleration upon a change of control. Vesting of awards under the Amended Plan does not automatically accelerate upon a change of control of the Company. The Amended Plan grants the Committee discretion to determine whether awards will be accelerated in a change of control context.
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Board compensation limits. The Amended Plan creates a limit on the annual compensation (total of cash and equity) the Company can pay its non-employee Board members. Although the Amended Plan sets this limit at $500,000, as summarized in the Compensation of Directors section of this Proxy Statement, our non-employee directors currently receive compensation well below this limit.
•
Material amendments require shareholder approval. Material amendments to the Amended Plan require shareholder approval.
•
Awards Subject to Clawback. All awards and award-equivalent value of any awards that have become vested, exercised, released to or otherwise monetized by the participant are subject to the terms of any existing or future Company policy regarding repayment, recoupment or clawback of compensation.
•
Administered by an independent Compensation Committee. The Amended Plan is administered by our Compensation Committee, which is made up entirely of independent directors.

Vote Required

To approve the Amended Plan, more shares present in person or represented by proxy at the meeting and entitled to vote on the proposal must be voted FOR approval of the Amended Plan than against it. Abstentions and broker non-votes will have no effect on the outcome of the vote on the Amended Plan. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares on this proposal, as it is considered a “non-routine” matter.

Summary of the Amended Plan

Below is a summary of the material terms of the Amended Plan, which is qualified in its entirety by the complete terms of the Amended Plan. The full text of the Amended Plan is attached hereto as an Appendix B to this Proxy Statement.

Eligible Participants

Only employees are eligible to receive incentive stock options (“ISOs”). The persons eligible to receive all other awards under the Amended Plan are employees, non-employee members of the Board or the board of directors or other similar governing body of any subsidiary, consultants and other independent advisors who provide services, directly or indirectly, to the Company or any subsidiary and, to the extent permitted by law, any person prospectively a member of any of the foregoing categories. As of July 31, 2023, the Company had approximately 1,122 employees, seven non-employee directors, and an indeterminate number of consultants and independent advisors.

Shares Available for Issuance and Adjustments

An aggregate of 2,160,000 shares are authorized for issuance under the Amended Plan. This total includes 1,200,000 initially authorized shares in 2015 and an additional 960,000 shares authorized in connection with the Amended Plan’s amendment and restatement of the original plan. In addition, the following separate limitations apply with respect to specific types of awards that may be issued under the Amended Plan:

•
no more than 800,000 shares may be issued pursuant to options intending to qualify as ISOs;
•
no more than the following amounts may be granted pursuant to any one individual during any one fiscal year period: (1) 300,000 shares and (2) with respect to cash and other property other than common stock, $2,500,000 (valued at its fair market value, as defined in the Amended Plan); and
•
the combined aggregate grant date fair value of all equity awards and all cash fees paid or payable to a non-employee director in any fiscal year may not exceed $500,000.

The limitations described above, as well as the number, class or kind of securities, and exercise price per share in effect with respect to each outstanding award, shall be adjusted by the Committee to preserve the economic intent of the award in the event of any change in the common stock or capital structure of the Company by reason of any stock split, reverse stock split, extraordinary distribution, stock dividend, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, split-up or spin-off, combination of shares, exchange of shares or other relevant changes in capitalization. In the case of such adjustments, however, unless the Committee specifically determines that such adjustment is in the best interest of the Company or its affiliates, no such adjustment shall be made that would cause ISOs to violate Section 422(b) of the Code or cause an award to be subject to adverse tax consequences under Section 409A of the Code. These adjustments will be binding and conclusive.

The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant. These adjustments will be binding and conclusive.

Share Counting

In calculating the maximum number of shares issuable under the Amended Plan, the following rules apply:

•
shares actually delivered to a participant or beneficiary in satisfaction of an award will count against the maximum shares deliverable under the Amended Plan;
•
shares subject to an award that is forfeited, canceled, expired, or settled in cash, without delivery of stock to a participant, will not count against the maximum shares deliverable under the Amended Plan and will again be available for issuance; and

•
shares subject to substitute awards (as discussed below) will not count against the maximum shares deliverable under the Amended Plan, nor will they reduce the maximum shares authorized for grant to a participant in any period; but any substitute awards issued in connection with outstanding stock intended to qualify for special tax treatment under Sections 421 and 422 of the Code will be counted against the aggregate number of shares available for ISOs under the Amended Plan.

Notwithstanding the foregoing, shares subject to an award under the Amended Plan will not again be made available for issuance or delivery under the Amended Plan if (1) such shares otherwise issuable pursuant to an award are withheld by, or tendered or delivered to, the Company in payment of the exercise price of an award or to satisfy any tax withholding obligation associated with an award or (2) shares covered by a stock-settled SAR are not issued upon settlement of the award.

In no event will undelivered shares increase the maximum number of shares that may be granted under the Amended Plan as ISOs.

Unless otherwise determined by the Committee, the number of shares subject to an award will always be a whole number. No fractional shares may be issued under the Amended Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional share in settlement of an award, round such fractional share or eliminate any fractional share.

Term

Awards may be made under the Amended Plan until the earlier of such time as no more authorized shares of the Company’s common stock are available for issuance under the Amended Plan or September 27, 2033. Each award agreement will set forth the award’s scheduled expiration date (which shall not be more than ten years from the grant date), and any applicable performance period.

Vesting

All awards are generally subject to a minimum one-year vesting period. However, this minimum vesting requirement does not apply to awards made in payment of or exchange for earned compensation, awards of participants whose service with the Company is terminated due to death or disability, awards subject to a change of control transaction, a substitute award that does not reduce the vesting period of the award being replaced, awards to non-employee directors that vest on the earlier of the one-year anniversary of grant and the next annual shareholders’ meeting that is at least 50 weeks after the immediately preceding annual meeting, and awards involving an aggregate number of shares or cash equivalents up to 5% of the total number of shares available for awards under the Amended Plan.

Administration

The Compensation Committee or any other committee the Board may designate from time to time (the “Committee”) will administer the Amended Plan. Subject to the terms of the Amended Plan and applicable law, the Committee has sole authority and discretion to administer the Amended Plan. This authority includes, but is not limited to, the power to:

•
select participants to whom awards may be made under the Amended Plan;
•
determine the types and amounts of awards made to participants;
•
determine the number of shares to be covered by an award and the terms and conditions of awards, including any exercise price, vesting conditions, restrictions or limitations, payments, rights or other matters to be calculated in connection with any awards, any deferred payment arrangements regarding awards, and any acceleration of vesting or waiver of forfeiture under any award;
•
determine whether, and if so, what, performance criteria must be met as a condition to receipt of any award, and determine and certify whether any applicable performance criteria have been met;
•
determine the circumstances, conditions, methods, form of payment and any other terms by which awards may be settled;
•
adopt, alter and repeal the administrative rules, guidelines and practices governing the Amended Plan;
•
construe, interpret, apply, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the terms and provisions of the Amended Plan and any award or other document or communication under the Amended Plan;

•
make decisions with respect to outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
•
authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Amended Plan; and
•
otherwise oversee the administration of the Amended Plan and exercise discretion to make any other determination or take any other action the Committee deems necessary or desirable for the administration of the Amended Plan.

Except as otherwise determined by the Board, the Committee will consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 under Securities Exchange Act of 1934 (the “Exchange Act”). The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 under the Exchange Act. Within the scope of this authority and except as prohibited by applicable law or stock exchange rules, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not non-employee directors the authority to grant awards to eligible individuals who are not then subject to Section 16 of the Exchange Act, (b) delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, and (c) delegate such non-discretionary administrative responsibilities to any person(s) it selects.

Types of Awards

Options. Except in the case of substitute awards as discussed below (to the extent consistent with Code Section 409A and in the case of ISOs, Code Section 424), the exercise price per share associated with all stock options awarded under the Amended Plan shall not be less than 100% of the fair market value per share of common stock on the grant date of the award. Options may be subject to vesting and other terms as determined by the Committee.

The exercise price of an option may be paid in such consideration as the Committee deems appropriate, including: (a) cash (or its equivalent), (b) exchange of shares owned by the participant (which are not the subject of any pledge or other security interest) or (c) if there is a public market for the Company’s common stock at the time, subject to rules established by the Committee, through delivery of irrevocable instructions to a broker to sell the common stock otherwise deliverable on the exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by any combination of these means.

Two types of options may be awarded under the Amended Plan: options intended to qualify as ISOs under Section 422 of the Code, and options not intended to qualify as ISOs. The following special rules apply to ISOs: ISOs may be awarded only to employees; the exercise price of an ISO may not be less than 100% of the fair market value per share of the Company’s common stock on the ISO grant date or, if the ISO is awarded to an owner of 10% or more of the total combined voting power of all classes of the Company’s common stock, not less than 110% of such fair market value per share of the Company’s common stock; the aggregate fair market value of shares of common stock (determined as of the respective grant date(s)) for which one or more ISOs becomes exercisable for the first time during any calendar year may not exceed $100,000 for any individual; and the term of the ISO may not exceed ten years from the grant date, or five years from the grant date for owners of 10% or more of the total combined voting power of all classes of the Company’s common stock.

Stock Appreciation Rights. A SAR entitles a participant to receive value equal to the excess of the fair market value of a specified number of shares over the exercise price established for the SAR. Subject to any other limitations provided in the Amended Plan, SARs may be subject to such terms and conditions as determined by the Committee and set forth in the individual award agreement. The exercise price per share associated with each SAR will be fixed by the Committee and, except in the case of substitute awards (to the extent consistent with Code Section 409A), may not be less than 100% of the fair market value per share of common stock on the grant date of the award.

Restricted Stock and Restricted Stock Units. Restricted stock is a grant of a specified number of shares, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be determined by the Committee. A restricted stock unit is the right to receive a future grant of a specified number of shares, subject to such restrictions, conditions, risk of forfeiture, or vesting conditions as the Committee may determine. Unlike holders of restricted stock units, holders of restricted stock will have all rights of a shareholder with respect to the shares of restricted stock granted, except as otherwise provided in the applicable award agreement and except that in no event will a holder of restricted stock have the right to receive payment of dividends on restricted stock until such stock is fully vested. Any cash dividends payable on such restricted stock will be reinvested in additional restricted stock that is subject to the same restrictions as the restricted stock on which the dividends are payable.

Performance Units. Performance units entitle a participant to receive a specified value, established by the Committee at the time of the award, based on the extent to which specific performance goals are achieved. Performance units are subject to such terms and conditions as determined by the Committee. The performance unit is not earned unless and until the specified performance goals are attained. The value of performance units may be measured by the fair market value of our common stock or any other maximum dollar value established by the Committee, and may be settled in either cash or common stock, as determined by the Committee.

Substitute Awards. The Committee may grant substitute awards upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any affiliate or with which the Company or any affiliate combines. The terms and conditions of a substitute award may vary from the terms and conditions set forth in the Amended Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted. As discussed in the Amended Plan and elsewhere in this description, substitute awards are exempt from certain provisions that govern other awards under the Amended Plan.

Other Awards. The Committee may, in its sole discretion, grant and determine the terms and conditions of other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Company’s common stock or factors that may influence the value of the Company’s common stock. These awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into the Company’s common stock, common stock purchase rights, awards with value and payment contingent upon the Company’s performance or that of specified subsidiaries, affiliates or other business units or other factors determined by the Committee. The Committee may also, in its sole discretion, grant (a) cash awards, independent of, or as an element of, or supplement to, any other award granted under the Amended Plan, (b) common stock as a bonus or (c) other awards in lieu of obligations of the Company or its subsidiaries to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements.

Termination of Employment

The Committee will determine the consequences to awards under the Amended Plan of a participant’s death, disability, retirement or other termination of employment or service. These consequences will be set forth in the individual award agreements or as the Committee may otherwise determine.

Transferability of Awards

A participant may transfer awards under the Amended Plan by will or the laws of descent and distribution. In addition, to the extent permitted by law, at the discretion of the Committee, a participant may transfer an award by gift or other transfer other than for value to any of the following:

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the participant’s immediate family;
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a trust in which either the participant or the participant’s immediate family members have more than 50% of the beneficial interest;
•
an entity in which the participant or participant’s immediate family members own more than 50% of the voting interests; or
•
such other transferees as permitted by the Committee.

To the extent permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise any award or receive a payment under any award payable on or after the participant’s death. Any such designation will be on a form approved by the Committee and shall be effective upon its receipt by the Company.

Limitations on Repricing

Subject to the conditions above under which the Committee shall make equitable anti-dilution adjustments to awards in the event of changes in the Company’s common stock or capital structure, no option or SAR may be amended to decrease its exercise price, cancelled in conjunction with the grant of any new option or SAR with a lower exercise price, cancelled in exchange for cash, other property or the grant of another award at a time when the exercise price of the option or SAR is greater than the current fair market value of a share of common stock, or otherwise subject to any action that would be treated under applicable stock exchange rules and interpretations as a “repricing” of such option or SAR award, unless such action is approved by the shareholders.

Amendment and Termination of Plan and Awards

The Board has complete and exclusive power to suspend, amend, modify, discontinue or terminate the Amended Plan in any or all respects, except that no such action shall be or remain effective unless approved by the Company’s shareholders to the extent such shareholder approval is required under applicable laws, regulations, or stock exchange requirements. The Committee may unilaterally amend, modify, suspend, cancel, terminate, discontinue, waive any conditions or rights under, any award, award agreement or related documents in any manner, prospectively or retroactively, unless otherwise provided in the applicable award agreement or the Amended Plan, except that no such action that would materially impair the rights of any participant under any outstanding award will be effective to that extent without the consent of the impaired participant or such participant’s representative or beneficiary. However, no change made for the purpose or with effect of changing the tax consequences with respect to an award or to comply with applicable laws, stock exchange rules or regulations, nor any action taken by the Committee or other Company party pursuant to the Amended Plan’s anti-dilution adjustment provisions, the provisions dealing with change of control matters or the clawback recovery provisions, will be deemed to materially and adversely affect the rights of a participant under an award.

Change of Control

Unless otherwise provided in an applicable award agreement, in the event of a change of control, the Committee may take such actions with respect to outstanding awards as it deems appropriate under the circumstances, which may include one or more of the following:

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providing for the continuation, assumption or replacement of outstanding awards by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments as may be required or permitted in the Amended Plan;
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providing that outstanding awards will terminate upon or immediately prior to the consummation of such change of control;
•
providing that outstanding awards will vest and become exercisable, realizable or payable, in whole or in part prior to or upon consummation of such change of control, or upon termination of a participant’s service under specified conditions within a specified period of time after the change of control; or
•
providing for the cancellation of any outstanding award at or immediately prior to a change of control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (a) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the change of control for the number of shares subject to the award (or, if no such consideration would be received, the fair market value of such number of shares immediately prior to such change of control), and (b) the aggregate exercise price (if any) for the shares subject to such award; however, if such amount would not be a positive number, then such award may be canceled by the Company without payment.

The issuance of awards under the Amended Plan will not affect the right of the Company to adjust, reclassify or reorganize its capital or business structure or to enter into a change of control transaction. If the Company enters into an agreement regarding a change of control transaction, outstanding awards will be subject to the terms of the agreement regarding such transaction.

Payment in connection with a change of control will be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the change of control transaction. In taking any action above, the Committee will not be required to treat all awards or all participants similarly.

An award will be considered assumed or replaced if, in connection with the change of control and in a manner consistent with Code Sections 409A and 424, either (a) the contractual obligations represented by the award are expressly assumed by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments to the number and type of securities subject to the award and the exercise price thereof that preserves the intrinsic value of the award existing at the time of the change of control, or (b) the participant has received a comparable award that preserves the intrinsic value of the award existing at the time of the change of control and contains terms and conditions substantially similar to those of the award.

Except as otherwise provided in an applicable award agreement, the Amended Plan generally defines a “change of control” as the occurrence of any of the following events:

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a change in the majority of our directors in any period of 24 consecutive months that our directors have not approved;
•
the consummation of certain mergers, consolidations, statutory share exchanges or similar transactions involving the Company, or a sale or disposition of all or substantially all of the Company’s assets, unless (a) Company shareholders immediately prior to the transaction beneficially own more than 50% of the combined voting power of the entity resulting from the transaction in substantially the same proportion as their ownership immediately prior to the transaction, (b) no person beneficially owns 35% or more of the combined voting power of the resulting entity (subject to certain exceptions) and (c) directors of the Company at the time of execution of the definitive agreement for the transaction or approval of the transaction constitute a majority of the directors of the resulting entity;
•
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in the immediately preceding paragraph that does not otherwise constitute a change of control; or
•
any person, entity or group becomes the beneficial owner of 35% or more of the combined voting power of the Company’s voting securities (subject to certain exceptions).

Section 409A

Any award under the Amended Plan is intended either (a) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Section 409A, or (b) to comply with Section 409A, and the Amended Plan will be administered consistent with this intent. Notwithstanding any provision in the Amended Plan to the contrary, the Committee reserves the right to make amendments to the Amended Plan and any award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any event, a participant will be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on the participant or for the participant’s account in connection with an award and will agree to hold the Company and other parties harmless from such adverse consequences to the extent specified in the Amended Plan. Under specified circumstances, if the Committee makes a good faith determination that an amount payable pursuant to an award is required to be delayed pursuant to the six-month delay rule in Section 409A to avoid taxes or penalties, then the Company will make the scheduled payment on the first business day after such six-month delay period. Such payment will be without interest unless otherwise determined by the Committee or otherwise provided in any applicable participant employment agreement.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to participants arising from participation in the Amended Plan. This description is a summary only and based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Amended Plan may vary depending on such person’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Options and SARs

Participants will not realize taxable income upon the grant of an option or SAR. Upon the exercise of a nonqualified stock option or an SAR, a participant will recognize ordinary compensation income (subject to the Company’s withholding obligations if an employee) in an amount equal to the excess of (a) the amount of cash and the fair market value of the common stock received, over (b) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an ISO will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Restricted Stock, Restricted Stock Units and Other Awards

A recipient of a restricted stock award or stock award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (a) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (b) when the Award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. Because any dividends received by a participant with respect to an unvested restricted stock award will be in the form of additional restricted stock that is subject to a substantial risk of forfeiture, such dividends will be treated as the grant of additional restricted stock awards and subject to the same tax treatment previously described in this paragraph.

Individuals will not have taxable income at the time of grant of a restricted stock unit, but rather, will generally recognize ordinary compensation income at the time the participant receives cash or a share of our common stock in settlement of the restricted stock unit, as applicable, in an amount equal to the cash or the fair market value of the common stock received.

A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time such individual recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the first paragraph above under “—Restricted Stock, Restricted Stock Units and Other Awards,” and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation

In order for the amounts described above to be deductible by the Company (or its subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Compensation of Covered Employees

The ability of the Company (or its subsidiary) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code. Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.

New Plan Benefits

Awards under the Amended Plan are granted at the discretion of the Compensation Committee. Therefore, we are unable to determine the amount of awards that may be granted in the future to the named executive officers or to any of the other Amended Plan participants if this proposal is approved by our shareholders. No awards or grants have been made under the Amended Plan that are contingent on shareholder approval of the Amended Plan. The following table provides information concerning the benefits that were received by the following persons and groups during fiscal 2023 under the original plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Stock Awards
	Dollar Value (1)	Number of Awards
Name and Position	($)	(#)
Mr. Culp	$311,732	55,741
Mr. Chumbley	$145,902	26,944
Mr. Bowling	$122,541	22,630
All current executive officers as a group	$996,307	187,972
All current directors who are not executive officers, as a group	$335,000	71,727
All current employees who are not executive officers, as a group	$105,248	20,800

1The value of stock awards reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. For information about the relevant assumptions made in calculating this expense, please see note 13 – “Stock-Based Compensation” to the financial statements included in our fiscal 2023 Annual Report on Form 10‑K.

The Board of Directors recommends a vote “FOR” the proposal to approve the Amended and Restated Equity Incentive Plan.

SHAREHOLDER PROPOSALS FOR 2024 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s bylaws.

As prescribed by Rule 14a-8 under the Exchange Act, qualifying shareholders may present proper proposals for inclusion in our proxy statement for consideration at next year’s annual meeting of stockholders. For a Rule 14a-8 shareholder proposal to be timely and considered for inclusion in our proxy statement for our 2024 annual meeting of stockholders, the proposal must comply with all applicable requirements of Rule 14a-8, including with respect to ownership of our common stock, and our secretary must receive the written proposal at our principal executive offices by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2024 Annual Meeting is not held more than 30 days from the first anniversary of the 2023 Annual Meeting, the applicable deadline will be April 26, 2024).

In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders, including nominations for director, to be considered at the Annual Meeting. In general, written notice must be received by the Company’s secretary not less than 60 days nor more than 90 days prior to the Annual Meeting, and must contain information specified in the bylaws concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter and, in the case of nominations for director, setting forth certain biographical and other information about the persons nominated (see also “Director Nomination Process” on page 18). Accordingly, to be considered at the 2024 Annual Meeting, proposals must be received by the Company’s secretary no earlier than June 27, 2024, and no later than July 27, 2024. Shareholder proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, High Point, North Carolina 27265.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the board of directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 27, 2024 (unless we move the meeting up or delay it by more than 30 days from September 27, 2024).

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the Proxy Statement and Annual Report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the Proxy Statement and Annual Report in the future should be directed to Culp Inc., Attn. Ashley C. Durbin, Corporate Secretary, 1823 Eastchester Drive, High Point, North Carolina 27265, or by calling (336) 889-5161 and asking to speak to Ms. Durbin.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement and Annual Report may contact the Company as noted above to request that only a single copy of the Proxy Statement and Annual Report be mailed in the future.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward-looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update or alter such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, production levels, new project launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, cost savings, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, potential acquisitions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the recent global coronavirus pandemic, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in the “Risk Factors” section of our Annual Report. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.

IMPORTANT INFORMATION

This document contains disclosures about free cash flow, a non-GAAP liquidity measure that we define as net cash provided by (used in) operating activities, less cash capital expenditures and payments on vendor-financed capital expenditures, plus any proceeds from sale of property, plant, and equipment, plus proceeds from note receivable, plus proceeds from the sale of long-term investments associated with our rabbi trust, less the purchase of long-term investments associated with our rabbi trust, and plus or minus the effects of foreign currency exchange rate changes on cash and cash equivalents, in each case to the extent any such amount is incurred during the period presented. Details of these calculations and a reconciliation to information from our GAAP financial statements are set forth in the table in Appendix A in the back of this report that reflects the “Reconciliation of Free Cash Flow for the Twelve Months Ended April 30, 2023, and May 1, 2022.” Management believes the disclosure of free cash flow provides useful information to investors because it measures our available cash flow for potential debt repayment, stock repurchases, dividends, additions to cash and investments, or other corporate purposes. We note, however, that not all of the company’s free cash flow is available for discretionary spending, as we may have mandatory debt payments and other cash requirements that must be deducted from our cash available for future use. In operating our business, management uses free cash flow to make decisions about what commitments of cash to make for operations, such as capital expenditures (and possible financing arrangements for these expenditures), purchases of inventory or supplies, SG&A expenditure levels, compensation, and other commitments of cash, while still allowing for adequate cash to meet known future commitments for cash, such as debt repayment, and also for making decisions about dividend payments and share repurchases.

OTHER MATTERS

The Company’s management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein, except that one individual purporting to own ten shares of the Company’s common stock has indicated he is considering appearing at the Annual Meeting to nominate himself for election as a director of the Company. The Company believes that this individual did not provide a timely notice to the Company that met the requirements of Rule 14a-19(b) under the Exchange Act, and that this individual is therefore prohibited from engaging in any non-exempt solicitation of proxies in support of director nominees other than the Company’s nominees. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

By Order of the Board of Directors,

FRANKLIN N. SAXON
Chairman

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2023 ANNUAL REPORT ON FORM 10‑K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: ASHLEY C. DURBIN, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, HIGH POINT, NORTH CAROLINA 27265.

Appendix A

RECONCILIATION OF FREE CASH FLOW

FOR THE TWELVE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

(AMOUNTS IN THOUSANDS)

	FY 2023	FY 2022
Net cash provided by (used in) operating activities	$7,804	$(17,441)
Minus: Capital Expenditures	(2,108)	(5,695)
Plus: Proceeds from the sale of equipment	468	—
Plus: Proceeds from note receivable	15	—
Plus: Proceeds from the sale of long-term investments (rabbi trust)	2,058	56
Minus: Purchase of long-term investments (rabbi trust)	(1,185)	(1,088)
Effects of exchange rate changes on cash and cash equivalents	(202)	(91)
Free Cash Flow	$6,850	$(24,259)

Appendix B

CULP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

--------------------------

ARTICLE I

GENERAL PROVISIONS

1.1.
Establishment; Purpose of the Plan.

(a) Culp, Inc. (the “Company”) previously established this plan as the “Culp, Inc. 2015 Equity Incentive Plan” and has renamed it the “Culp, Inc. Amended and Restated Equity Compensation Plan” (hereinafter referred to as the “Plan”). Subject to shareholder approval at the Company’s 2023 annual meeting of shareholders, this amendment and restatement of the Plan will be effective September 27, 2023.

(b) This Plan is intended to promote the interests of the Company by giving Eligible Individuals the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to provide or continue their Service. The Plan is also intended to align the long-term financial interests of Eligible Individuals with those of the Company’s shareholders, reward Eligible Individuals for increasing the value of the Company’s Common Stock, and provide for a direct relationship between annual performance results and executive compensation. Capitalized terms used and not otherwise defined in the Plan shall have the meanings given to them in Annex I attached hereto.

1.2.
Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall, subject to the terms of the Plan and applicable law, have sole and plenary power and authority to administer the Plan, including, but not limited to, the power and authority to:

(i)
select Eligible Individuals to whom Awards may be made;
(ii)
determine whether and to what extent any type of Awards, or combination thereof, are to be awarded to Eligible Individuals;
(iii)
determine the number of Shares to be covered by an Award and the other terms and conditions of such Award (including, but not limited to, the exercise price, any vesting condition, restriction or limitation, any payments, rights or other matters to be calculated in connection with any Awards, any deferred payment arrangement and any vesting acceleration or forfeiture waiver regarding any Award and any securities or other rights relating thereto);
(iv)
determine whether performance criteria must be met as a condition to any rights associated with any Award, establish any such performance criteria and certify whether, and to what extent, such performance criteria have been attained;
(v)
determine under what circumstances, conditions, methods, form of payment and any other terms by which Awards may be settled;
(vi)
adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;
(vii)
construe, interpret, apply, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any other agreement, document, instrument, instruction or other communication relating thereto);
(viii)
make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(ix)
authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and
(x)
otherwise oversee the administration of the Plan and exercise discretion to make any other determination or take any other action the Committee deems necessary or desirable for the administration of the Plan.

(b) Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 under the Exchange Act. However, if the Board intends to satisfy such exemption requirements with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority and except to the extent prohibited by applicable law or the rules of a Stock Exchange, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to Eligible Individuals who are not then subject to Section 16 of the Exchange Act, (b) delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to such subcommittee), and (c) delegate such non-discretionary administrative responsibilities to any person or persons selected by it. Any such delegation may be revoked by the Committee at any time. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

(c) Any determination made in respect of any Award by the Committee, the Board, or any other person pursuant to delegated authority under the provisions of the Plan, shall be made in the sole discretion of the Committee, the Board or such delegate at the time the Award is made or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee, the Board or any delegate shall be final and binding on all persons, including the Company and all Participants.

(d) Neither the Company, the Committee, the Board, nor any of their respective Affiliates, agents or delegates (the “Company Parties”) makes any representations with respect to the tax consequences of any Award to a Participant, and, notwithstanding any other provision of the Plan, by the acceptance of such Award, each Participant acknowledges the same and agrees to hold all Company Parties harmless from any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any Company Parties pursuant to the Plan or otherwise.

1.3.
Eligible Individuals. Only Employees are eligible to receive Awards of Incentive Stock Options. The persons eligible to receive all other Awards are (i) Employees, (ii) non-employee members of the Board or the board of directors or other similar governing body of any Subsidiary, (iii) consultants and other independent advisors who provide Services, directly or indirectly, to the Company or any Subsidiary and (iv) to the extent permitted by law, any person prospectively a member of categories (i), (ii) or (iii) above.
1.4.
Stock Subject to the Plan.

(a) The capital stock of the Company with respect to which Awards may be made under the Plan may consist, in whole or in part, of authorized but unissued Shares of the Company, including Shares reacquired by the Company in any manner and, to the extent applicable under law, treasury shares. Subject to approval of the Company’s shareholders and to adjustment as provided in Section 1.5 hereof, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 2,160,000 Shares, which number includes the 1,200,000 Shares previously authorized for issuance under the Plan.

(b) The Shares or other Awards that may be delivered to Participants and their beneficiaries under the Plan are subject to the following additional restrictions:

(i)
The maximum number of Shares that may be issued in respect of Options intending to qualify as Incentive Stock Options shall be 800,000 Shares;
(ii)
No more than the following amounts may be granted pursuant to Awards to any one individual during any one fiscal year period: (1) 300,000 Shares, subject to adjustment as provided in Section 1.5 hereof, and (2) with respect to cash and other property other than Common Stock, $2,500,000 (valued at its Fair Market Value); and
(iii)
Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Grant Date(s) in accordance with applicable financial accounting rules) of all Awards granted to any Director who is not an Employee during any single fiscal year for services in his or her capacity as such, taken together with cash fees paid or payable to such Director during such fiscal year, shall not exceed $500,000 (and for purposes of clarity, such Awards and fees will be taken into account in the fiscal year granted or earned, notwithstanding any election by a Director to defer payment of any compensation to a later year).

(c) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, expires or is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; provided, however, that in no event shall such undelivered Shares increase the number of Shares that may be granted under the Plan as Incentive Stock Options. In addition, Shares subject to Substitute Awards shall not be counted against the maximum number of Shares available for delivery under the Plan, nor shall they reduce the maximum Shares authorized for grant to a Participant in any period; provided, however, that any Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options previously granted and intended to qualify for special tax treatment under Sections 421 and 422 of the Code shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan. Notwithstanding the foregoing, however, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if (1) such Shares otherwise issuable pursuant to an Award are withheld by, or tendered or delivered to, the Company in payment of the exercise price of an Award or to satisfy any tax withholding obligation associated with an Award or (2) Shares covered by a stock-settled Stock Appreciation Right are not issued upon settlement of the Award.

1.5.
Adjustments in Common Stock. Should any change be made to the Common Stock or in the capital structure of the Company by reason of any stock split, reverse stock split, extraordinary distribution, stock dividend, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, split-up or spin-off, combination of shares, exchange of shares, or other relevant change in capitalization, the Committee shall cause appropriate adjustments to be made to (i) the maximum number and/or class or kind of securities issuable under the Plan and applicable sub-limits regarding specific types of Awards and (ii) the number and/or class or kind of securities and the exercise price per share in effect under each outstanding Award, in order to preserve the economic intent of the Award. In the case of such adjustments, however, unless the Committee specifically determines that such adjustment is in the best interest of the Company or its Affiliates, no adjustment shall be made pursuant to this Section 1.5 that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the first sentence of this Section 1.5, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate or other business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. The adjustments determined by the Committee shall be final, binding and conclusive.
1.6.
No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional Share in settlement of an Award, round such fractional Share or eliminate any fractional Share.
1.7.
Limitations on Repricing. Except as provided in Section 1.5, no Option or SAR Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or SAR Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of another Award at a time when the exercise price of the Option or SAR Award is greater than the current Fair Market Value of a Share of Common Stock, or (iv) otherwise subject to any action that would be treated under applicable Stock Exchange rules and interpretations as a “repricing” of such Option or SAR Award, unless such action is approved by the Company’s shareholders.
1.8.
Vesting and Term. Each Award Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine, provided that the vesting period or performance period of all Awards shall be at least one year. Notwithstanding the foregoing, the minimum one-year vesting period will not apply: (i) to Awards made in payment of or exchange for earned compensation (including Awards pursuant to Sections 6.2 and 6.3); (ii) upon a Change of Control; (iii) to termination of Service due to death or Disability; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; (v) to Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (vi) to Awards involving an aggregate number of Shares or cash equivalent thereof not in excess of 5% of the number of Shares available for Awards under Section 1.4(a). In no event shall the Company pay dividends with respect to an unvested Award, provided that the Company may defer and reinvest dividends payable with respect to Restricted Stock in more Restricted Stock as permitted in Section 4.4.

ARTICLE II

OPTIONS

2.1.
General. The Award of an Option entitles the Participant to purchase a specified number of Shares at an exercise price established by the Committee.
2.2.
Award of Options. Subject to any other limitations provided in the Plan, each Option awarded under this Plan shall be subject to such terms and conditions determined by the Committee, provided that no Option shall be exercisable for a term of more than ten years from the Grant Date. Each Option shall be evidenced by one or more documents in the form approved by the Committee, and such Award shall be effective as of the Grant Date. A Participant’s entitlement to an Award may be conditioned on the Participant’s execution of such documents as required by the Committee.
2.3.
Exercise Price. Subject to the terms and conditions set forth herein, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and in the case of Incentive Stock Options, Code Section 424) the exercise price per share associated with each Option shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award.
2.4.
Exercise Procedures. An Option shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the applicable Award Agreement.
2.5.
Payment of the Exercise Price.

(a) No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest) or (ii) if there shall be a public market for the Common Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld.

(b) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to such procedures and documents satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Common Stock acquired by the exercise of the Option.

2.6.
Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise an Option following the termination of such Participant’s Service, and such terms and conditions shall be set forth in applicable Award Agreement.
2.7.
Incentive Stock Options. All Incentive Stock Options (and, to the extent provided below, all Common Stock acquired upon the exercise of Incentive Stock Options) shall be subject to the following:

(a) Incentive Stock Options may be awarded only to Employees;

(b) Subject to the provisions of Section 2.7(d), an Incentive Stock Option’s exercise price per Share of Common Stock shall not be less than 100% of the Fair Market Value per Share of Common Stock on the Grant Date of the Award, and no Incentive Stock Option’s term shall exceed ten years from the Grant Date;

(c) The aggregate Fair Market Value of the Shares (determined as of the respective Grant Date(s)) for which one or more Incentive Stock Options awarded to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed $100,000. To the extent an Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Stock Options shall be applied on the basis of the order in which such Options are awarded; and

(d) If an Employee to whom an Incentive Stock Option is awarded is a 10% Shareholder, then the Incentive Stock Option’s exercise price per Share of Common Stock shall not be less than 110% of the Fair Market Value per Share of Common Stock on the Grant Date of the Award, and the Incentive Stock Option’s term shall not exceed five years from the Grant Date.

(e) If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(f) Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of Shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares of Common Stock.

2.8.
Rights as Shareholder. A Participant holding Options shall not have, with respect to such instruments, any of the rights of a shareholder of the Company, including, the right to vote as a shareholder of the Company or any right to receive dividends.
ARTICLE III

STOCK APPRECIATION RIGHTS

3.1.
General. The Award of a Stock Appreciation Right entitles the Participant to receive, in Common Stock (unless otherwise provided in the applicable Award Agreement), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of Shares; over (ii) the exercise price for such Shares established by the Committee for such Stock Appreciation Right. Any fractional Shares resulting from the application of this formula shall be subject to the terms of Section 1.6.
3.2.
Award of Stock Appreciation Rights. Subject to any other limitations provided in the Plan, each Stock Appreciation Right awarded under this Plan shall be subject to such terms and conditions determined by the Committee, provided that no Stock Appreciation Right shall be exercisable for a term of more than ten years from the Grant Date. Each Stock Appreciation Right shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date. A Participant’s entitlement to an Award may be conditioned on the Participant’s execution of such documents as required by the Committee.
3.3.
Exercise Price. The exercise price per Share associated with each Stock Appreciation Right shall be fixed by the Committee and, subject to the terms and conditions set forth herein, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), shall not be less than 100% of the Fair Market Value per Share of Common Stock on the Grant Date of the Award.
3.4.
Exercise Procedures. A Stock Appreciation Right shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the applicable Award Agreement. Generally, a Stock Appreciation Right may be exercised by surrendering the applicable portion of such Stock Appreciation Right and, upon such exercise and surrender, the Participant shall be entitled to receive the amount described in Section 3.1.
3.5.
Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise a Stock Appreciation Right following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.
3.6.
Rights as Shareholder. A Participant holding a Stock Appreciation Right shall not have, with respect to such instrument, any of the rights of a shareholder of the Company, including, the right to vote as a shareholder of the Company or any right to receive dividends.
ARTICLE IV

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

4.1.
General. An Award of Restricted Stock is a grant to a Participant of a specified number of Shares subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be determined by the Committee and set forth in the Plan and the applicable Award Agreement. An Award of Restricted Stock Units is the right to receive a specified number of Shares at a future date upon satisfaction of the conditions specified in the Award.

4.2.
Awards of Restricted Stock and Restricted Stock Units. Subject to any other limitations provided in the Plan, Restricted Stock and Restricted Stock Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Subject to the provisions of this Plan, Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date.
4.3.
Termination of Service. The Committee shall determine the terms and conditions on which a Participant’s Restricted Stock or Restricted Stock Units shall be forfeited or subject to repurchase following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.
4.4.
Rights as Shareholder. Except as provided in this Plan or in the applicable Award Agreement, a Participant holding Restricted Stock shall have, with respect to the Shares of Restricted Stock, the rights of a shareholder of the Company holding the class or series of capital stock that is the subject of the Restricted Stock; provided, however, that under no circumstances shall such Participant have the right to receive payment of any dividends payable in respect of Restricted Stock until such time as such Restricted Stock is fully vested. Any cash dividends payable in respect of unvested Restricted Stock shall be reinvested in additional Restricted Stock, with such additional Shares being subject to the same terms and conditions as the Restricted Stock in respect of which such dividends were payable. A Participant holding Restricted Stock Units shall not have, with respect to such instrument, any of the rights of a shareholder of the Company, including, the right to vote as a shareholder of the Company or any right to receive dividends.
ARTICLE V

PERFORMANCE UNITS

5.1.
General. A Performance Unit is the right to receive a specified value, as established by the Committee at the time of the Award, based on the extent to which specified performance goals are achieved.
5.2.
Awards of Performance Units. Subject to any other limitations provided in the Plan, Performance Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Subject to the provisions of this Plan, Awards of Performance Units shall be evidenced by an Award Agreement in the form approved by the Committee. The performance goals applicable to a Performance Unit shall be provided or referenced in the applicable Award Agreement. Performance Units shall be earned contingent upon the attainment of such performance goals. At the time of the Award of each Performance Unit, the Committee shall establish, with respect to each such Award, a performance period during which performance shall be measured.
5.3.
Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a performance period in relation to the degree of attainment of applicable performance goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one Share of Common Stock.
5.4.
Settlement of Performance Units. Following the end of performance period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance goals for such Performance Period, as determined by the Committee. Payment of Performance Units shall be made in cash or Common Stock, as determined by the Committee.
ARTICLE VI

OTHER AWARDS

6.1.
Common Stock Related Awards. The Committee may, in its sole and plenary discretion, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon the performance of the Company or specified subsidiaries, Affiliates or other business units thereof or other factors determined by the Committee. The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.

6.2.
Cash Awards. The Committee also may, in its sole and plenary discretion, grant cash awards, independent of, or as an element of, or supplement to, any other Award granted under this Plan, upon such terms and conditions as the Committee may establish in its sole and plenary discretion.
6.3.
Bonus Shares. The Committee also may, in its sole and plenary discretion, grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements. The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.
ARTICLE VII

TRANSFERABILITY

7.1.
Transfer Restrictions. Except as set forth in Section 7.2 or as otherwise determined by the Committee, Awards may be transferred only by will or the laws of descent and distribution upon the death of a Participant and may not be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option, a Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit, such Award shall immediately be cancelled and terminated.
7.2.
Transfer Exceptions. The Committee, may, in its sole discretion, to the extent permitted by applicable law, permit Awards to be assigned in whole or in part during a Participant’s lifetime as a gift or without consideration to (i) one or more members of the Participant’s immediate family, (ii) a trust in which Participant and/or one or more of such family members hold more than 50% of the beneficial interest, (iii) an entity in which more than 50% of the voting interests are owned by the Participant and/or one or more of such family members or (iv) such other transferees as may be permitted by the Committee. The terms applicable to the assigned Awards shall be the same as those in effect for such Award immediately prior to the assignment. For purposes of any provision of the Plan or any Award Agreement relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
7.3.
Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.
ARTICLE VIII

CHANGE OF CONTROL TRANSACTIONS

8.1.
General.

(a) Unless otherwise provided in an applicable Award Agreement, in the event of a Change of Control, the Committee may take such actions with respect to outstanding Awards as it deems appropriate under the circumstances, which may include one or more of the following: (i) providing for the continuation, assumption or replacement of outstanding Awards by the surviving or successor entity (or an Affiliate thereof) with appropriate adjustments as may be required or permitted by Section 1.5; (ii) providing that outstanding Awards will terminate upon or immediately prior to the consummation of such Change of Control; (iii) providing that outstanding Awards will vest and become exercisable, realizable or payable, in whole or in part prior to or upon consummation of such Change of Control, or upon termination of a Participant’s Service under specified conditions within a specified period of time after the Change of Control; or (iv) providing for the cancellation of any outstanding Award at or immediately prior to a Change of Control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (A) the Fair Market Value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change of Control for the number of Shares subject to the Award (or, if no such consideration would be received, the Fair Market Value of such number of Shares immediately prior to such Change of Control), and (B) the aggregate exercise price (if any) for the Shares subject to such Award (it being understood that if such amount would not be a positive number, then such Award may be canceled by the Company without payment). In taking any action permitted under this Section 8.1(a), the Committee will not be required to treat all Awards or all Participants similarly.

(b) For purposes of Section 8.1(a), an Award shall be considered assumed or replaced if, in connection with the Change of Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or an Affiliate thereof) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change of Control, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Change of Control and contains terms and conditions that are substantially similar to those of the Award.

(c) Payment of any amount under Section 8.1(a) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Change of Control transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Change of Control transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

8.2.
Termination of Consent and Purchase Rights. In connection with any Change of Control, the Committee shall have the right to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company in respect of any outstanding Awards.
8.3.
Right to Consummate Change of Control Transactions. The issuance of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets. If the Company becomes a party to a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company, outstanding Awards shall be subject to the agreement governing the transaction. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such outstanding Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
8.4.
Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

ARTICLE IX

MISCELLANEOUS

9.1.
No Right to Company Assets. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any parent or Subsidiary, including, without limitation, any specific funds, assets, or other property which the Company or any parent or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any parent or Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any parent or Subsidiary shall be sufficient to pay any benefits to any person.
9.2.
No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
9.3.
No Employment Rights. The Plan does not constitute a contract of employment, and the selection of an Eligible Individual to receive an Award will not give a Participant the right to be retained in the employ of the Company or any parent or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

9.4.
Awards Subject to Clawback. By acceptance of any Award hereunder, each Participant expressly acknowledges and agrees that any and all Awards, as well as the equivalent cash value thereof with respect to any and all such Awards that have become vested, exercised, free of restriction or otherwise released to and/or monetized by or for the benefit of the Participant or any transferee or assignee thereof (collectively, the “Award-Equivalent Value”), are and will be fully subject to the terms of any policy regarding repayment, recoupment or clawback of compensation now or hereafter adopted by the Company in response to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, rulemaking of the Securities and Exchange Commission or Stock Exchange, or otherwise. In addition, specific provisions regarding clawback features, if any, of any particular Award hereunder may be included in the Award Agreement relating to such Award, and any such features of such Award shall also be deemed a “policy” for purposes of this Section 9.4. Participant acknowledges and agrees that any such policy will apply to any and all Awards and Award-Equivalent Value in accordance with its terms, whether retroactively or prospectively, and agrees to cooperate fully with the Company to facilitate the recovery of any Award and/or Award-Equivalent Value that the Committee determines in its sole discretion is required to be recovered pursuant to the terms of such policy.
9.5.
Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
9.6.
Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
9.7.
Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
9.8.
Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.
9.9.
Effective Date and Term. The Plan as amended and restated herein shall, subject to approval of the Company’s shareholders, continue in effect through and including September 27, 2033, unless the Plan is earlier terminated pursuant to Section 9.10 below. Subject to Sections 9.10 and 9.11, any Award outstanding prior to the effective date of this amendment and restatement of the Plan set forth in Section 1.1(a) above may be settled in accordance with its respective Award Agreement and terms of the Plan as amended and restated hereby.
9.10.
Amendment of the Plan. The Board shall have complete and exclusive power and authority to suspend, amend, modify, discontinue or terminate the Plan in any or all respects, except that no such action shall be or remain effective unless approved by the Company’s shareholders to the extent such shareholder approval is required under applicable laws, regulations, or Stock Exchange requirements.
9.11.
Amendment, Modification and Cancellation of Outstanding Awards. The Committee may unilaterally amend, modify, suspend, cancel, terminate, discontinue, waive any conditions or rights under, any Award, Award Agreement or related documents in any manner, prospectively or retroactively, unless otherwise provided in the applicable Award Agreement or the Plan, except that no such amendment, modification, suspension, cancellation, termination, discontinuation or waiver that would materially impair the rights of any Participant under any outstanding Award shall to that extent be effective without the consent of the impaired Participant or such Participant’s representative or beneficiary. Without limiting the foregoing, no change made for the purpose or with effect of changing the tax consequences with respect to an Award or to comply with applicable laws, Stock Exchange rules or regulations, nor any action taken by the Committee or other Company Party pursuant to Section 1.5, Article VIII or Section 9.4 shall be deemed to materially and adversely affect the rights of a Participant under an Award.

9.12.
Section 409A of the Code. Any Award under the Plan is intended either (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Code Section 409A, or (ii) to comply with Code Section 409A, and the Plan shall be administered in a manner consistent with such intent. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to make unilateral amendments to the Plan and any Award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any event, a Participant shall be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Code Section 409A), and the terms of Sections 1.2(d) and 9.15 hereof shall apply, without limitation, to any such taxes or penalties so imposed. If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) such Participant shall be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Committee shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date, but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.
9.13.
Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of law principles thereof.
9.14.
Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
9.15.
Indemnification. No Company Party shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each such Company Party (other than the Company) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Company Party in connection with or resulting from any action, suit or proceeding to which such Company Party may be a party or in which such Company Party may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Company Party, with the Company’s approval, in settlement thereof, or paid by such Company Party in satisfaction of any judgment in any such action, suit or proceeding against such Company Party; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to such Company Party to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Company Party giving rise to the indemnification claim resulted from such Company Party’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Company Parties may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

ANNEX I

DEFINED TERMS

The following terms shall have the following meanings under the Plan:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means the issuance of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or other awards described in Article VI hereof.

“Award Agreement” means agreements, contracts or other instrument or communications evidencing any Award, which may, but need not, require execution or acknowledgement by a Participant.

“Board” means the Board of Directors of the Company.

A “Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i)
during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of a proxy statement in which such person is named as a nominee, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board;
(ii)
the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;
(iii)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or
(iv)
any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 35%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.

“Common Stock” means the common stock of the Company.

“Company” means Culp, Inc., a North Carolina corporation, and any successor corporation to all or substantially all the assets or voting capital stock of Culp, Inc. that shall by appropriate action adopt the Plan.

“Company Party” or “Company Parties” mean those parties defined as such in Section 1.2(d).

“Disability” shall have the meaning given to such term in the primary disability benefit plan of the Company in which Participant participates. In the absence of any such plan, “Disability” shall mean any physical or mental impairment that renders Participant unable to perform the essential functions of Participant’s job with the Company and its Subsidiaries for a period of at least 120 days, either with or without reasonable accommodation. At the Company’s request, Participant shall submit to an examination by a duly licensed physician who is mutually acceptable to the Company and Participant for the purpose of ascertaining the existence of a Disability, and shall authorize the physician to release the results of Participant’s examination to the Company.

“Eligible Individuals” means the individuals described in Section 1.3.

“Employee” means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, (a) with respect to property other than Common Stock on any relevant date, the fair market value of such property determined by methods or procedures as shall be established from time to time by the Committee and (b), with respect to any Share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)
If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the New York Stock Exchange, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.
(ii)
If the Common Stock is at the time traded on the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per Share of Common Stock on the date in question, as such price is reported by the New York Stock Exchange.
(iii)
If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Share of Common Stock on date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

“Incentive Stock Option” means an Option that satisfies the requirements of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code.

“Option” means an Incentive Stock Option or Non-Qualified Stock Option issued under the Plan.

“Participant” means any person to whom an Award is made under the Plan.

“Plan” means the Culp, Inc. 2015 Equity Incentive Plan, as amended and restated hereby and renamed the Culp, Inc. Amended and Restated Equity Compensation Plan.

“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan.

“Restricted Stock Units” mean the right to receive a specified number of Shares at a future date upon satisfaction of specified conditions.

“SAR” means a Stock Appreciation Right.

“Service” means the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

“Share” means a share of Common Stock.

“Stock Appreciation Right” means a grant pursuant to Article III of the Plan.

“Stock Exchange” means the New York Stock Exchange, or should the Company’s Common Stock cease to be listed on the New York Stock Exchange, any other stock exchange, automated quotation system or trading market on which the Company’s Common Stock is then primarily listed or traded.

“Subsidiary” means any corporation or limited liability company with respect to which the Company owns, directly or indirectly, equity interests possessing 50% or more of the total combined voting power of all classes of equity of such entity.

“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

“10% Shareholder” means the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or any parent or Subsidiary).

01 - John A. Baugh 04 - Sharon A. Decker 02 - Robert G. Culp, IV 05 - Kimberly B. Gatling 03 - Perry E. Davis 06 - Fred A. Jackson For Withhold For Withhold For Withhold 1 U P X 07 - Jonathan L. Kelly 08 - Franklin N. Saxon Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03UW7C + + Proposals — The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals A 2, 3 and 5, and 1 YEAR on Proposal 4. 2. PROPOSAL to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2024. 3. Say on Pay – On an advisory basis, to approve the compensation of our named executive officers as disclosed in the Proxy Statement. 1. Election of Directors: For Against Abstain 4. Say on Frequency – An advisory vote on the frequency of the Say on Pay vote on executive compensation. 1 Year 2 Years 3 Years Abstain Be sure to date and sign this Proxy. (Please sign exactly as your name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card For Against Abstain 5. PROPOSAL to approve the Amended and Restated Equity Incentive Plan. For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/culp or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/culp Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/culp This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Robert G. Culp, IV, Kenneth R. Bowling, and Ashley C. Durbin, and each of them, attorneys-in-fact and proxies with full power of substitution, to act and vote as designated on the other side all the shares of common stock of Culp, Inc. held of record by the undersigned on August 8, 2023, which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on September 27, 2023, or any adjournment or adjournments thereof, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders. This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1, for proposals 2, 3 and 5 and 1 year on proposal 4. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy also confers discretionary authority to vote on the approval of minutes, any matters incident to the conduct of the meeting, or any other matters that may properly come before the meeting. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — Culp, Inc. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + +